                          SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                     Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement           [_]  Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                               Respironics, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------

     (5)  Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     ------------------------------------------------------------------------

     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------

     (3) Filing Party:

     -------------------------------------------------------------------------

     (4) Date Filed:

     ------------------------------------------------------------------------

Notes:

[Logo of Respironics Inc.]

Dear Shareholder:

You are cordially invited to join us for our Annual Meeting of Shareholders to be held this year on Thursday, November 16, 2000, at 10:30 a.m. (local time) at Two Mellon Bank Center in the Auditorium on the Tenth Floor, at 501 Grant Street, Pittsburgh, Pennsylvania.

The Notice of Annual Meeting of Shareholders and the Proxy Statement that follow describe the business to be conducted at the meeting. We will also report on matters of current interest to our shareholders.

Representatives of the Company will be in attendance beginning at 9:30 a.m. Please also take this opportunity to view Respironics products, which will be on display.

Your vote is important. Whether you own a few or many shares of stock, it is important that your shares be represented. If you cannot personally attend, we encourage you to make certain that you are represented at the meeting by signing the accompanying proxy card and promptly returning it in the enclosed envelope.

                                     Very truly yours,
                                     [Signature of James W. Liken]
                                     James W. Liken
                                     President and Chief Executive Officer

October 9, 2000

                               RESPIRONICS, INC.

                            1501 Ardmore Boulevard
                      Pittsburgh, Pennsylvania 15221-4401
                                 ------------

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                 ------------

  The Annual Meeting of Shareholders of Respironics, Inc. will be held at Two Mellon Bank Center at 501 Grant Street, Pittsburgh, Pennsylvania on Thursday, November 16, 2000 at 10:30 a.m., in the Auditorium on the Tenth Floor, for the following purposes:

  (1)  To elect three directors;

  (2)  To approve the adoption of the Respironics, Inc. 2000 Stock Incentive
       Plan

  (3) To ratify the selection of auditors to examine the consolidated financial statements of the Company for the fiscal year ending June 30, 2001; and

  (4) To transact such other business as may properly come before the meeting.

  Please refer to the accompanying Proxy Statement for a description of the matters to be considered at the meeting.

  Please sign, date and return the enclosed proxy promptly in the envelope provided, which requires no United States postage.

                                          Dorita A. Pishko
                                          Corporate Secretary

October 9, 2000

                               RESPIRONICS, INC.

                            1501 Ardmore Boulevard
                      Pittsburgh, Pennsylvania 15221-4401
                                 ------------

                                PROXY STATEMENT

                                 ------------

          Annual Meeting of Shareholders to be Held November 16, 2000

GENERAL

  The enclosed proxy is solicited on behalf of the Board of Directors of Respironics, Inc. (the "Company") for use at the Annual Meeting of Shareholders to be held at 10:30 a.m., on Thursday, November 16, 2000 at Two Mellon Bank Center at 501 Grant Street, Pittsburgh, Pennsylvania. The accompanying Notice of Annual Meeting of Shareholders sets forth the purposes of the meeting.

  The enclosed proxy may be revoked at any time before its exercise by giving notice of revocation to the Secretary of the Company. The shares represented by proxies in the form solicited by the Board of Directors will be voted at the meeting. If a choice is specified on the proxy with respect to a matter to be voted upon, the shares represented by the proxy will be voted in accordance with that specification. If no choice is specified, the shares will be voted as stated below in this Proxy Statement.

  It is expected that this Proxy Statement and the accompanying form of proxy will first be mailed to shareholders of the Company on or about October 9, 2000. The Company's Annual Report to Shareholders for 2000 is enclosed with this Proxy Statement but does not form a part of the proxy soliciting material.

SHAREHOLDER PROPOSALS FOR 2001 ANNUAL MEETING

  If any shareholder wishes to present a proposal at the 2001 Annual Meeting of Shareholders, the proposal must be received by the Secretary of the Company by June 11, 2001 to be considered for inclusion in the Company's Proxy Statement and form of proxy relating to the 2001 Annual Meeting. The Bylaws of the Company require that any shareholder intending to present a proposal for action at an Annual Meeting must give written notice of the proposal, containing the information specified in the Bylaw, so that it is received by the Company not later than the notice deadline determined under the Bylaw. This notice deadline will generally be 90 days prior to the anniversary of the Company's Proxy Statement for the previous year's annual meeting, or July 11, 2001 for the Company's Annual Meeting in 2001. Any shareholder proposal received by the Secretary of the Company after July 11, 2001 will be considered untimely under Rule 14a-4(c)(1) promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934. The 2001 Annual Meeting is presently scheduled for November 15, 2001.

VOTING SECURITIES AND RECORD DATE

  Holders of the Company's Common Stock of record as of the close of business on October 2, 2000 (the "record date") are entitled to receive notice of and to vote at the meeting. On the record date, the Company had outstanding 29,603,253 shares of Common Stock, the holders of which are entitled to one vote per share. These shares outstanding exclude 3,633,750 shares held in treasury.

SECURITY OWNERSHIP

 Management

  The following table shows the number of shares of Common Stock beneficially owned by each director and nominee for director of the Company, each of the officers of the Company named in the Summary Compensation

Table herein and by all directors, nominees and executive officers of the Company as a group, as of the record date. As used herein, "beneficial ownership" means the sole or shared power to vote, or to direct the voting of, a security, or the sole or shared investment power with respect to a security (i.e., the power to dispose of, or to direct the disposition of, a security). A person is deemed, as of any date, to have "beneficial ownership" of any security that the person has the right to acquire within 60 days after that date.

                                                             Amount and
                                                             Nature of
                                                             Beneficial Percent
Name of Beneficial Owner                                     Ownership  of Class
------------------------                                     ---------- --------
Daniel P. Barry (1)........................................     22,924    0.08%
Douglas A. Cotter (1)......................................     42,074    0.14%
Robert D. Crouch (2).......................................    254,786    0.86%
J. Terry Dewberry (1) (11).................................    115,756    0.39%
James H. Hardie (1) (3)....................................     61,593    0.21%
Donald H. Jones (1)........................................     26,593    0.09%
Joseph C. Lawyer (1) (12)..................................     32,641    0.11%
James W. Liken (4).........................................    231,717    0.78%
Candace L. Littell.........................................      1,856    0.01%
Sean McDonald..............................................        -0-    0.00%
Gerald E. McGinnis (5).....................................    816,117    2.75%
Dennis S. Meteny (6).......................................    299,892    1.01%
John L. Miclot (7).........................................    121,168    0.41%
Craig B. Reynolds (8)......................................    262,284    0.88%
Paul L. Woodring (9).......................................      5,043    0.02%
J. Paul Yokubinas (10).....................................     71,338    0.24%
All directors, nominees, and executives officers as a group
 (19 persons)..............................................  2,194,160    7.19%

--------
 (1) Includes shares which would be outstanding upon the exercise of currently exercisable stock options granted under the 1991 Non-Employee Directors' Stock Option Plan in the following amounts: Mr. Barry, 16,675 shares; Dr. Cotter, 39,525 shares; Mr. Dewberry, 3,825 shares; Mr. Hardie, 37,025 shares; Mr. Jones, 14,025 shares; and Mr. Lawyer, 24,225 shares.

 (2) Includes 167,150 shares that would be outstanding upon the exercise of currently exercisable stock options granted under the Company's 1984 Incentive Stock Option Plan and 1992 Stock Incentive Plans. Also includes 2,596 shares in Mr. Crouch's 401(k) plan account, for which he has the power to direct the voting.

 (3) Includes 16,000 shares held by a partnership in which Mr. Hardie is a general partner and 6,900 shares held by Mr. Hardie's personal IRA account. Does not include 18,000 shares owned by Mr. Hardie's wife, as to which he disclaims beneficial ownership.

 (4) Includes 118,949 shares that would be outstanding upon the exercise of current exercisable stock options granted under the Company's 1992 Stock Incentive Plan.

 (5) Includes 145,198 shares held in the Gerald E. McGinnis Charitable Foundation. Includes 286,570 shares held jointly with Mr. McGinnis' wife, as to which voting and investment power is shared. Includes 21,000 shares that would be outstanding upon the exercise of currently exercisable stock options granted under the Company's 1992 Stock Incentive Plan. Also includes 3,409 shares in Mr. McGinnis' 401(k) plan account, for which he has the power to direct the voting.

 (6) Includes 288,970 shares held jointly with Mr. Meteny's wife, as to which voting and investment power is shared, and 5,000 shares held by Mr. Meteny's minor children, as to which he controls voting and investment power. Also includes 5,922 shares in Mr. Meteny's 401(k) plan account, for which he has the power to direct the voting.

 (7) Includes 120,576 shares that would be outstanding upon the exercise of currently exercisable stock options, certain of which were granted to Mr. Miclot by Healthdyne Technologies, Inc. ("Healthdyne") and were converted into options to purchase the Company's Common Stock pursuant to the merger involving Healthdyne, and certain of which were granted under the Company's 1992 Stock Incentive Plan.

 (8) Includes 232,125 shares that would be outstanding upon the exercise of currently exercisable stock options, certain of which were granted to Mr. Reynolds by Healthdyne and were converted into options to purchase the Company's Common Stock pursuant to the merger involving Healthdyne, and certain of which were granted under the Company's 1992 Stock Incentive Plan.

 (9) Includes 4,950 shares that would be outstanding upon the exercise of currently exercisable stock options which were granted under the Company's 1992 Stock Incentive Plan.

(10) Includes 2,411 shares held jointly with Mr. Yokubinas' wife, as to which voting and investment power is shared.

(11) Includes 6,146 shares that would be outstanding upon the exercise of currently exercisable stock options which were granted to Mr. Dewberry by Healthdyne and which were converted into options to purchase the Company's Common Stock pursuant to the merger involving Healthdyne.

(12) Does not include 2,400 shares held by Mr. Lawyer's wife, who has sole voting and investment power of these shares and as to which Mr. Lawyer disclaims beneficial ownership.

 Other Beneficial Owners

  The following table sets forth information with respect to each shareholder known to the Company to be the beneficial owner of more than 5% of the outstanding Common Stock as of the record date.

                                                             Amount and
                                                             Nature of
                                                             Beneficial Percent
Name and Address of Beneficial Owner                         Ownership  of Class
------------------------------------                         ---------- --------
Snyder Capital Management, L.P.
350 California Street, Suite 1460
San Francisco, CA 94140 (1)................................. 3,247,000    11.0%

Wellington Management Company, LLP
75 State Street
Boston, MA 02109 (2)........................................ 2,030,800     6.9%

Fidelity Management & Research Company
82 Devonshire Street
Boston, MA 02109 (1)........................................ 2,000,400     6.8%

--------
(1) Information regarding the beneficial owner has been determined by the Company based solely upon data included in a Form 13G filed with the United States Securities and Exchange Commission and with the Company on February 14, 2000. Such filing contained information as of December 31, 1999.

(2) Information regarding the beneficial owner has been determined by the Company based solely upon data included in a Form 13G filed with the United States Securities and Exchange Commission and with the Company on February 9, 2000. Such filing contained information as of December 31, 1999.

BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD

  The Board of Directors has four committees to assist in the management of the affairs of the Company: the Stock Option Committee, the Compensation Committee, the Audit Committee, and the Nominating and Corporate Governance Committee.

  Stock Option Committee. The Stock Option Committee (the "Stock Option Committee") currently consists of Mr. Lawyer (Chairman), Mr. Dewberry and Ms. Littell. The Stock Option Committee administers the Company's 1984 Incentive Stock Option Plan and the 1992 Stock Incentive Plan and the Company's other stock option plans, and has the authority to grant options thereunder.

  The Compensation Committee. The Compensation Committee consists of Mr. Lawyer (Chairman), Messrs. Dewberry and Hardie, and Ms. Littell. The Compensation Committee makes recommendations regarding the compensation payable, including compensation under the Company's bonus plan, to all executive officers of the Company and certain other management personnel.

  Audit Committee. The Audit Committee consists of Mr. Barry (Chairman), Dr. Cotter and Mr. Yokubinas. This committee assists the Board in fulfilling its functions relating to corporate accounting and reporting practices and financial and accounting controls.

  Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee consists of Mr. McGinnis (Chairman), Messrs. Liken and Reynolds, and Ms. Littell. The Nominating and Corporate Governance Committee reviews the size and composition of the Board of Directors, makes recommendations with respect to nominations for directors, provides informal feedback to the Company's Directors regarding their performance as a director, and is responsible for succession planning to permit orderly changes in the makeup of the Board. This Committee will consider nominees recommended by shareholders provided that shareholders submit the names of nominees in writing to the Secretary of the Company together with a statement of the nominee's qualifications. Such information should be received no later than July 11, 2001 with respect to nominations for election at the 2001 Annual Meeting of Shareholders.

  During fiscal year 2000, the Compensation Committee met eight times, the Stock Option Committee met one time, and the Audit Committee met four times. All of the Board's committees also met informally by telephone during the fiscal year as needed. The Board of Directors held four regular meetings and seven special meetings during fiscal year 2000.

  Each director who is not an employee of the Company receives an annual fee of $16,000 for service as a director and committee member. Non-employee directors receive a fee of $1,000 for attendance at meetings of the full Board of Directors. In addition, each non-employee director serving as a committee chairperson receives an additional annual fee of $3,500 and all non-employee director committee members receive a fee of $500 for attendance at committee meetings. The $16,000 annual fee is paid in shares of the Company's Common Stock having a fair market value on the date of payment equal to the fee being paid. All other fees are paid in cash. All directors are reimbursed for travel expenses related to meetings of the Board. Directors of the Company who are not employees also hold and receive stock options under the Company's 1991 Non-Employee Directors' Stock Option Plan. Under this Plan, each non-employee director is granted an option on the third business day following each Annual Meeting of Shareholders to purchase 5,100 shares of the Company's Common Stock at the fair market value on such date. Each option has a term of 10 years, becomes exercisable in installments and is fully exercisable after three years from date of grant.

MATTERS TO BE ACTED UPON

1. ELECTION OF DIRECTORS

  The Board of Directors, acting pursuant to the Restated Certificate of Incorporation of the Company, has determined that the number of directors constituting the full Board of Directors shall be eleven at the present time.

  The Board is divided into three classes. One such class is elected every year at the Annual Meeting of Shareholders for a term of three years. Accordingly, a class is to be elected at the 2000 Annual Meeting of Shareholders, with each director so elected to hold office until the 2003 Annual Meeting of Shareholders or until the director's prior death, disability, resignation or removal.

  The Board of Directors has nominated James H. Hardie and Joseph C. Lawyer for reelection to the Board, and Sean McDonald for election to the Board, for the class of 2003, and each of them has agreed to serve if elected. The Board of Directors recommends that the shareholders vote "FOR" the election of the three persons nominated to the Board of Directors. Proxies are solicited in favor of these nominees and will be voted for them unless otherwise specified. If any nominee becomes unable or unwilling to serve as director, it is intended that the proxies will be voted for the election of such other person, if any, as shall be designated by the Board of Directors.

  Information concerning those nominees for director (class of 2003) and the other directors who will continue in office after the meeting (classes of 2001 and 2002) is set forth below.

 Name                    Position with the Company
 ----                    -------------------------
 Class of 2003
 James H. Hardie         Director
 Joseph C. Lawyer        Director
 Sean McDonald           None

 Class of 2002
 Daniel P. Barry         Director
 J. Terry Dewberry       Director
 Donald H. Jones         Director
 James W. Liken          President, Chief Executive Officer and Director

 Class of 2001
 Douglas A. Cotter Ph.D. Director
 Gerald E. McGinnis      Chairman of the Board
 Craig B. Reynolds       Executive Vice President, Chief Operating Officer and Director
 Candace L. Littell      Director

  Mr. Barry is 53 years old and a private investor. He has been a director of the Company since August 1995. Mr. Barry had been the Vice Chairman of the former AMSCO International, Inc. ("AMSCO") (now merged with Steris Corporation) from July 1995 through May 1996. Prior to that, he served as President and Chief Executive Officer of AMSCO from October 1994 through July 1995 and had been the Chief Financial Officer of, as well as serving in various other executive and consulting capacities with, AMSCO since 1981. Mr. Barry was a director of AMSCO from 1991 through 1996. He is also a director of Tollgrade Communications, Inc.

  Dr. Cotter is 57 years old. He has been a director of the Company since February 1989. Since July 2000, Dr. Cotter has been a Senior Vice President of Leerink Swann and Company, an investment banking firm focusing on life science and medical corporations. From April 1998 to July 2000 and from 1985 to 1996, Dr. Cotter was President of Healthcare Decisions, Inc., a Massachusetts health care and biotechnology consulting firm specializing in corporate development, strategic planning and acquisitions. Between April 1996 and March 1998, Dr. Cotter was Vice President of Decision Resources, an international consulting firm specializing in the health care industry (primarily pharmaceuticals). For nineteen years prior to joining Healthcare Decisions, Dr. Cotter was employed by Corning Glass Works, where he held various management positions in research, product development and clinical information systems.

  Mr. Dewberry, age 56, is a private investor. He has served as a director of the Company since the completion of the merger between the Company and Healthdyne on February 11, 1998. From March 1992 until March 1996, Mr. Dewberry was Vice Chairman of Healthdyne, Inc. From 1984 to 1992, Mr. Dewberry served as President and Chief Operating Officer, and Executive Vice President of Healthdyne, Inc.

  Mr. Hardie is 70 years old. He has been a director of the Company since November 1991. He is a lawyer and of counsel to Reed Smith Shaw & McClay LLP, a leading U.S. law firm with more than 600 lawyers located in 12 cities, which since 1988 has performed legal services for the Company. Mr. Hardie was a partner of that firm from 1962 through June 1999. He is also a director of a number of other corporations, the securities of which are not publicly traded.

  Mr. Jones is 63 years old. He has been a director of the Company since May 1996. Currently, Mr. Jones serves as chairman of Triangle Capital Corporation, an investment banking and management firm. From 1990 to 1996, Mr. Jones served as Chairman of IndustryNet, an online electronic commerce company linking business-to-business buyers and sellers through electronic networks including the Internet. Mr. Jones founded IndustryNet in 1990. In 1996 IndustryNet, together with a subsidiary of another large corporation, was merged into Nets, Inc. Mr. Jones was not an executive officer of Nets, Inc., which filed for bankruptcy under Chapter 11 in May, 1997. In 1982 Mr. Jones launched International Cybernetics Corporation ("ICC"), a developer of advanced factory automation control systems. In 1985 Mr. Jones merged ICC into the Industrial Automation Systems Division of Gould Electronics Inc. ("Gould") and he became Vice President of Business Development for Gould. In 1988 the division was sold to AEG, a West German based multinational company and Mr. Jones ceased to be an officer.

  Mr. Lawyer is 55 years old. He has been a director of the Company since 1994. Since May 2000, Mr. Lawyer has served as Vice Chairman of Reunion Industries, Inc. ("Reunion") which designs, manufactures and markets a broad range of fabricated and machined parts and products and also manufactures high volume, precision plastic parts. Mr. Lawyer served as President and Chief Executive Officer of Reunion from March 2000 until his retirement from that position in May 2000. He has also been a Director of Reunion since March 2000. From 1988 through March 2000, he was President, Chief Executive Officer and a Director of Chatwins Group, Inc. ("CGI") which merged with Reunion in March 2000. From 1986 to 1988 he was President, Chief Executive Officer and a Director of CP Industries, a predecessor company of CGI. Prior thereto, he held various operations, marketing, sales, finance and strategic planning positions for U.S. Steel Corporation for 17 years.

  Mr. Liken is 51 years old. He has served as a director of the Company since January 1999 and President and Chief Executive Officer since August 1999. Mr. Liken was President and owner of Liken Home Medical, Inc. from 1990 until he sold that business in July 1998. Mr. Liken was a private investor from July 1998 until August 1999. In addition, Mr. Liken was a consultant to the Company from July 1998 until January 1999. Mr. Liken has been active in the home medical business since 1971, serving in management and ownership capacities for several predecessor companies to Liken Home Medical, Inc. Mr. Liken has also served on the Board of Directors of the National Association for Medical Equipment Services (NAMES) since 1984 and was the Chairman of that board from 1987 to 1989 and again from 1997 to 1998. Since 1997, Mr. Liken has been a member of the Business Advisory Council of the Federal Reserve Bank of Cleveland.

  Ms. Littell is 43 years old. She previously served as a director of the Company in 1997. From January 1995 through January 1998, and again since September 1999, she has been the President of C L Littell & Associates, Inc., a consulting firm headquartered in Virginia, specializing in health policy, payment and outcomes management for medical technology companies and related health care organizations. During the period from February 1998 through August 1999, Ms. Littell served as Senior Health Policy Advisor to the Health Industry Manufacturers Association ("HIMA"), where she advised the association's membership and executive management on health care financing developments affecting the medical technology industry. Between 1992 and 1994, Ms. Littell was Executive Director of the Health Care Technology Institute, a privately funded organization where she oversaw the development of research related to the impact on the economy of the medical technology industry. From 1989 through 1991, she served as Vice President of Payment and Policy of HIMA.

  Mr. McGinnis is 66 years old. He has been a director of the Company since 1977 and Chairman of the Board since November 1994. He served as Chief Executive Officer of the Company between 1977 and 1994, and President between 1984 and 1994. Prior to 1977, Mr. McGinnis was President of Lanz Medical Products Corporation, the predecessor to the Company. From 1971 to 1975, Mr. McGinnis also served on the staff of the Critical Care Department, Presbyterian University Hospital, Pittsburgh, where he participated in various medical engineering programs seeking the application of technology to medical care. Prior thereto, Mr. McGinnis was head of the Surgical Research Department at Allegheny General Hospital, Pittsburgh, for two years and for eleven years he was employed at the research and development laboratory of Westinghouse Electric Corporation. At Westinghouse he served six years as the Manager of the Bio-Engineering Department and headed the medical product development activities.

  Mr. McDonald is 40 years old. From July 1999 to September 2000, he served as Group President of the Automation Group of McKessonHBOC, a diversified Fortune 100 healthcare company. From April 1996 through June 1999, Mr. McDonald served as President of the Automated Healthcare Division of McKesson Health Systems, a successor company to Automated Healthcare, Inc. which Mr. McDonald founded in 1990. Automated Healthcare, Inc. was acquired by McKessonHBOC in April 1996. For ten years prior to founding Automated Healthcare, Inc., Mr. McDonald held engineering and engineering management positions with divisions of Westinghouse Electric Corporation. Mr. McDonald is currently working with several start-up companies in the medical industry to assist in financing and business development.

  Mr. Reynolds is 51 years old. He has been a director of the Company since the completion of the merger between the Company and Healthdyne on February 11, 1998. Prior to joining the Company, Mr. Reynolds served as President of Healthdyne from January 1987 until completion of the merger and served as Chief Executive Officer starting in 1993. Previously, he served as President of the Healthdyne Cardiovascular Division of Healthdyne, Inc. from January 1985 to December 1986 and as Vice President of Business and Technology Development of the Technologies Division of Healthdyne, Inc. from January 1981 to December 1984.

  Mr. Yokubinas is 62 years old and a private investor. He has been a director of the Company since January 1999. Mr. Yokubinas joined Healthdyne, Inc. in 1979, serving in various managerial positions before being named President and Chief Operating Officer in 1992. Mr. Yokubinas held that position until his retirement in 1996.

2. APPROVE THE ADOPTION OF THE RESPIRONICS, INC. 2000 STOCK INCENTIVE PLAN

  Options to purchase a total of approximately 760,000 shares of the Company's Common Stock currently remain available for grant under the Company's 1992 Stock Incentive Plan and 1991 Non-Employee Directors' Stock Option Plan. In addition, the Company's 1992 Stock Incentive Plan expires as to new grants in September 2002. The Company's Board of Directors, therefore, believes that it is appropriate to adopt and seek shareholder approval for a new stock option plan this year. Accordingly, the Company's 2000 Stock Incentive Plan (the "Plan") was adopted by the Company's Board of Directors on September 29, 2000. If approved by the Company's shareholders, the Plan will be available for awards to employees, non-employee directors and consultants of the Company. The affirmative vote of at least a majority of the shares of Common Stock represented in person or by proxy at the Annual Meeting is required for approval of adoption of the Plan.

  A summary of the Plan is provided below, but the summary is qualified in its entirety by the full text of the Plan, which is set forth as Exhibit A to this Proxy Statement.

  The Board of Directors recommends that the Company's shareholders vote "FOR" approval of the adoption of the Plan.

General

  The purposes of the Plan are to encourage eligible individuals, which include employees, non-employee directors and consultants of the Company and its subsidiaries,

  . to increase their efforts to make the Company and its subsidiaries more successful,

  . to provide an additional inducement for such persons to remain with the Company or a subsidiary,

  . to reward such persons by providing an opportunity to acquire the Company's common stock on favorable terms, and

  . to provide a means through which the Company may attract able persons to enter its employ or otherwise serve as non-employee directors or consultants.

  Employees of the Company or any subsidiary who share responsibility for the management, growth or protection of the business of the Company or any subsidiary, directors of the Company who are not also employees, and any consultants who share responsibility for the management, growth or protection of the business of the Company are eligible to receive awards under the Plan.

  The aggregate number of shares of the Company's Common Stock which may be issued under the Plan is 1,400,000 shares, subject to proportionate adjustment in the event of stock splits and similar events. No awards may be granted under the Plan subsequent to September 29, 2010.

Administration

  Except in the case of awards to non-employee directors, the Plan will be administered by a committee of the Board, consisting of not less than two (2) members of the Board. Each member of the committee must be an "outside director" as defined in Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code") and a "non-employee director" as defined in Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). In the case of awards to non-employee directors, the Plan will be administered by the Board. As used in this proxy statement, the term "Committee" is used to refer to the Board in the case of awards to non-employee directors, or the committee in the case of awards to employees and consultants.

  Except in the case of awards to non-employee directors, the Committee has full authority, in its discretion, to interpret the Plan and to determine the persons who will receive awards and the number of shares to be covered by each award. In determining the eligibility of employees and consultants, as well as in determining the number of shares to be covered by an award and the type of awards to be made to such individuals, the Committee will consider the position and responsibilities of the person being considered, the nature and value to the Company or subsidiary of his or her services, his or her present and/or potential contribution to the success of the Company or subsidiary and such other factors as the Committee may deem relevant.

  In the case of awards to non-employee directors, the selection of those directors to whom stock options will be granted, the timing of such grants, the number of shares subject to any stock option, the exercise price of any stock option, the periods during which any stock option may be exercised and the term of any stock option are specified in the Plan and are not otherwise generally within the discretion of the Committee.

  The types of awards which the Committee has authority to grant are (1) stock options (with or without cash payment rights) and (2) restricted shares. Each of these types of awards is described below.

Stock Options

  The Plan provides for the grant of "incentive stock options" pursuant to
Section 422 of the Code, or "nonstatutory stock options", which are stock options that do not so qualify. Stock options may not be granted in tandem, and incentive stock options may only be granted to employees. The option price for each stock option may not be less than 100% of the fair market value of the Company's common stock on the date the stock option is granted. Fair market value, for purposes of the Plan, is generally the mean between the publicly reported high and low sale prices per share of the Company's Common Stock for the date as of which fair market value is to be determined. On October 2, 2000 the fair market value of a share of the Company's Common Stock, as so computed, was $16.13.

  A stock option granted to an employee or a consultant becomes exercisable at such time or times and/or upon the occurrence of such event or events as the Committee may determine. Unless otherwise determined by the Committee, a stock option granted to an employee or a consultant is exercisable from its date of grant. A stock option granted to a non-employee director will become exercisable with respect to twenty-five percent (25%) of the shares covered by the option on the first anniversary of the date of grant of the option, with respect to an additional twenty-five percent (25%) of the shares covered by the option on the second anniversary of the date of grant of the option and with respect to the remaining fifty percent (50%) of the shares covered by the option on the third anniversary of the date of grant of the option. No stock option may be exercised after the expiration of ten years from the date of grant. A stock option to the extent exercisable at any time may be exercised in whole or in part.

  Unless the Committee, in its discretion, otherwise determines, the following provisions of this paragraph will apply in the event of an optionee-employee whose employment is terminated. If the employment of an optionee is voluntarily terminated with the consent of the Company, or the optionee retires under any retirement plan of the Company, all outstanding incentive stock options held by the optionee will be exercisable by the optionee (but only to the extent exercisable immediately prior to the termination of employment) at any time prior to the expiration date of the stock option or within three (3) months after termination of employment, whichever is the shorter period and all outstanding nonstatutory stock options of the optionee will be exercisable (but only to the extent exercisable immediately prior to the termination of employment) at any time prior to the expiration date of the stock option or within one (1) year after termination of employment, whichever is the shorter period. If the employment of the optionee is voluntarily terminated because the optionee is "disabled" within the meaning of Section 422(c)(6) of the Code, all outstanding stock options of the optionee will be exercisable (whether or not so exercisable immediately prior to the termination of employment) at any time prior to the expiration date of the stock option or within one year after the date of termination of employment, whichever is the shorter period. Following the death of an optionee during employment, all outstanding stock options of the optionee at the time of death will be exercisable (whether or not so exercisable immediately prior to the death of the optionee) by the person entitled to do so under the Will of the optionee, or, if the optionee shall fail to make testamentary disposition of the stock option or shall die intestate, by the legal representative of the optionee, at any time prior to the expiration date of the stock option or within one year after the date of death of the optionee. Following the death of the optionee after termination of employment, all outstanding stock options of the optionee at the time of death will be exercisable (but only to the extent exercisable immediately prior to the death of the optionee) by the person entitled to do so under the Will of the optionee, or, if the optionee shall fail to make testamentary disposition of the stock option or shall die intestate, by the legal representative of the optionee, at any time prior to the expiration date of the stock option or within one year after the date of death of the optionee, whichever is the shorter period. All of the time periods for exercise of options described above in this paragraph apply to any person to whom a nonstatutory stock option has been transferred, if transfer was permitted by the Committee, and may be extended in certain circumstances, as described under "Additional Rights in Certain Events" below. If the employment of an optionee terminates for any reason other than voluntary termination with the consent of the Company, retirement under any retirement plan of the Company or death, all outstanding stock options granted to the optionee will automatically terminate, unless the exercise period has been extended as described under "Additional Rights in Certain Events" below.

  The following provisions of this paragraph will apply in the event of an optionee who is a non-employee director whose services with the Company are terminated. If a non-employee director ceases to be a director of the Company for any reason other than resignation, removal for cause or death, any then outstanding stock option of the non-employee director will be exercisable (but only to the extent exercisable immediately prior to ceasing to be a director) at any time prior to the expiration date of the stock option or within four
(4) years after the date the non-employee director ceases to be a director, whichever is the shorter period. Unless the Board determines otherwise in the case of a resignation, if during his or her term of office as a director a non-employee director resigns from the Board or is removed from office for cause, any then outstanding stock option of such non-employee director will be exercisable (but only to the extent exercisable immediately prior to ceasing to be a director) at any time prior to the expiration date of such stock option or within 90 days after the date of resignation or removal, whichever is the shorter period. Following the death of an optionee during service as a non-employee director, all outstanding stock options of the optionee at the time of death will be exercisable in full (whether or not so exercisable immediately prior to the death of the optionee) by the person entitled to do so under the Will of the optionee, or, if the optionee shall fail to make testamentary disposition of the stock option or shall die intestate, by the legal representative of the optionee, at any time prior to the expiration date of the stock option or within two (2) years after the date of death of the optionee, whichever is the shorter period. Following the death of the optionee after service as a non-employee director, all outstanding stock options of the optionee at the time of death will be exercisable in full (but only to the extent exercisable immediately prior to the death of the optionee) by the person entitled to do so under the Will of the optionee or, if the optionee shall fail to make testamentary disposition of the stock option or shall die intestate, by the legal representative of the optionee, at any time prior to the expiration date of the stock option or within one (1) year after the date of death of the optionee, whichever is the shorter period. All of the time periods for exercise of options described above in this paragraph apply to any person to whom a nonstatutory stock option has been transferred, if transfer was permitted by the Board.

  Unless the Committee, in its discretion, otherwise determines, the following provisions of this paragraph will apply in the event of an optionee-consultant whose services with the Company are terminated. If the retention of an optionee as a consultant by the Company is voluntarily terminated with the consent of the Company, any then outstanding stock option of such optionee will be exercisable (but only to the extent exercisable immediately prior to the termination of the optionee's retention as a consultant) at any time prior to the expiration date of the stock option or within one year after the termination of the retention of the optionee as a consultant, whichever is the shorter period. Following the death of an optionee during service as a consultant, all outstanding stock options of the optionee at the time of death will be exercisable in full (whether or not so exercisable immediately prior to the death of the optionee) by the person entitled to do so under the Will of the optionee or, if the optionee shall fail to make testamentary disposition of the stock options or shall die intestate, by the legal representative of the optionee, at any time prior to the expiration date of the stock option or within one (1) year after the date of death of the optionee, whichever is the shorter period. Following the death of the optionee after service as a consultant, all outstanding stock options of the optionee at the time of death will be exercisable in full (but only to the extent exercisable immediately prior to the death of the optionee) by the person entitled to do so under the Will of the optionee, or, if the optionee shall fail to make testamentary disposition of the stock option or shall die intestate, by the legal representative of the optionee, at any time prior to the expiration date of the stock option or within one year after the date of death of the optionee, whichever is the shorter period. All of the time periods for exercise of options described above in this paragraph apply to any person to whom a nonstatutory stock option has been transferred, if transfer was permitted by the Committee. If the retention of the optionee as a consultant terminates for any reason other than voluntary termination with the consent of the Company, all outstanding stock options granted to the optionee will automatically terminate.

  The option price for each stock option will be payable in full in cash at the time of exercise; however, in lieu of cash the holder of an option may, if authorized by the Committee, pay the option price in whole or in part by delivering to the Company shares of the Company's Common Stock having a fair market value on the date of exercise of the stock option equal to the option price for the shares being purchased, except that any portion of the option price representing a fraction of a share must be paid in cash, and no shares of the Company's Common Stock which have been held less than six months may be delivered in payment of the option price of a stock option.

  For incentive stock options, the aggregate fair market value (determined on the date of grant) of the shares with respect to which incentive stock options are exercisable for the first time by an employee during any calendar year under all plans of the corporation employing such employee, any parent or subsidiary corporation of such corporation and any predecessor corporation of any such corporation shall not exceed $100,000. If the exercise date of incentive stock options is accelerated pursuant to any provision of the Plan or any agreement (see "Additional Rights in Certain Events" below) and the acceleration would result in a violation of this limitation, then, subject to the provisions of the next sentence, the exercise dates of such incentive stock options will be accelerated only to the extent, if any, that does not result in a violation of such limitation and, in any such event, the exercise dates of the incentive stock options with the lowest option prices will be accelerated first. The Committee may, in its discretion, authorize the acceleration of the exercise date of one or more incentive stock options even if such acceleration would violate the $100,000 limitation and even if such incentive stock options would as a result be converted in whole or in part into nonstatutory stock options.

  Unless and except to the extent otherwise determined by the Committee in the case of a nonstatutory stock option, no stock option granted under the Plan is transferable other than by Will or by the laws of descent and distribution, and a stock option may be exercised during an optionee's lifetime only by the optionee.

  Subject to the foregoing and the other provisions of the Plan, stock options granted under the Plan to employees and consultants may be exercised at such times and in such amounts and be subject to such restrictions and other terms and conditions, if any, as shall be determined, in its discretion, by the Committee.

Cash Payment Rights

  The Committee may grant cash payment rights to employees in conjunction with a nonstatutory stock option, either at the time of the stock option grant or at any time thereafter during the term of the stock option.

  Cash payment rights entitle the person exercising them, upon exercise of the stock option, to receive from the Company that amount of cash equal to the excess of a percentage (not greater than 100%) of the fair market value of one share on the date of exercise over the option price per share, multiplied by the number of shares covered by the stock option, or portion thereof, which is surrendered.

  Cash payment rights are exercisable to the extent that the related stock option is exercisable and only by the same person who is entitled to exercise the related stock option.

Restricted Shares

  Restricted shares of the Company's Common Stock awarded by the Committee to employees will be subject to such restrictions (which may include restrictions on the right to transfer or encumber the shares while subject to restriction) as the Committee may impose and will be subject to forfeiture in whole or in part if certain events (which may, in the discretion of the Committee, include termination of employment and/or performance-based events) specified by the Committee occur prior to the lapse of the restrictions. The restricted share agreement between the Company and the awardee will set forth the number of restricted shares awarded to the awardee, the restrictions imposed thereon, the duration of such restrictions, the events the occurrence of which would cause a forfeiture of the restricted shares in whole or in part and such other terms and conditions as the Committee in its discretion deems appropriate.

  Following a restricted share award and prior to the lapse or termination of the applicable restrictions, share certificates for the restricted shares will be held in escrow. Upon the lapse or termination of the restrictions (and not before), the share certificates will be delivered to the awardee. From the date a restricted share award is effective, however, the awardee will be a shareholder with respect to the restricted shares and will have all the rights of a shareholder with respect to such shares, including the right to vote the shares and to receive all dividends and other distributions paid with respect to the shares, subject only to the restrictions imposed by the Committee.

Additional Rights in Certain Events

  The Plan provides for certain additional rights upon the occurrence of one or more events described in Section 8 of the Plan ("Section 8 Events"). Such an event is deemed to have occurred (1) when any person or group (other than the Company, a subsidiary or any employee benefit plan sponsored by the Company) acquires beneficial ownership of twenty percent (20%) or more of the voting power of the Company, (2) on the Committee's specified date following a tender offer to acquire securities of the Company representing twenty percent (20%) or more of the voting power of the Company, (3) on the Committee's specified date following the solicitation of proxies by a person other than the Company relating to the election or removal of fifty percent (50%) or more of any class of the Company's Board of Directors, or (4) when the shareholders of the Company approve a merger, consolidation, share exchange, division or sale or other disposition of assets of the Company as a result of which the shareholders of the Company immediately prior to the transaction will not own a majority of the voting power of the surviving or resulting corporation or any corporation which acquires the stock of the Company or more than ten percent (10%) of its consolidated assets.

  Subject to the provisions of Section 4 of the Plan limiting such rights in the case of incentive stock options, unless the agreement between the Company and the awardee otherwise provides, if any Section 8 Event occurs (1) all outstanding stock options will become immediately and fully exercisable, (2) all stock options held by an awardee whose employment with the Company or a subsidiary terminates within one year of any Section 8 Event for any reason other than voluntary termination with the consent of the Company or a subsidiary, retirement under any retirement plan of the Company or a subsidiary, or death will be exercisable for a period of three months from the date of such termination of employment, but in no event after the expiration date of the stock option, and
(3) all restrictions applicable to restricted shares awarded under the Plan will lapse.

Possible Anti-Takeover Effect

  The provisions of the Plan providing for the acceleration of the exercise date of stock options, and the lapse of restrictions applicable to restricted shares upon the occurrence of a Section 8 Event and for the extension of the period during which stock options may be exercised upon termination of employment following a Section 8 Event may be considered as having an anti-takeover effect.

Miscellaneous

  The maximum aggregate number of shares of the Company's Common Stock which shall be available for the grant of stock options and restricted shares to any one individual under the Plan during any calendar year shall be limited to 400,000 shares. The Board may amend or terminate the Plan at any time, except that the Board may not terminate any outstanding award and except that no amendment may be made without the approval of the Company's shareholders if
(1) the effect of the amendment is to make any changes in the class of employees eligible to receive incentive stock options or increase the number of shares for which incentive stock options may be granted under the Plan or
(2) if shareholder approval of the amendment is required by the rules of the NASDAQ National Market System or any stock exchange on which the Common Stock may then be listed or for stock options granted under the Plan to qualify as "performance based compensation" as then defined in the regulations under
Section 162(m) of the Code.

  If an awardee engages in a business which is in competition with the Company or any of its subsidiaries, the Committee may immediately terminate all outstanding stock options of the awardee and declare forfeited all restricted shares of the awardee as to which the restrictions have not yet lapsed. The preceding sentence shall not apply if the exercise period of the stock option upon termination of employment has been extended or the lapse of the restrictions applicable to the restricted shares has been accelerated as a result of the occurrence of a Section 8 Event.

Federal Income Tax Consequences

  The following is a brief summary of the principal Federal income tax consequences of the grant and exercise of awards under present law.

  Incentive Stock Options. An optionee will not recognize any taxable income for Federal income tax purposes upon receipt of an incentive stock option or, generally, at the time of exercise of an incentive stock option. The exercise of an incentive stock option generally will result in an increase in an optionee's taxable income for alternative minimum tax purposes.

  If an optionee exercises an incentive stock option and does not dispose of the shares received in a subsequent "disqualifying disposition" (generally, a sale, gift or other transfer within two years after the date of grant of the incentive stock option or within one year after the shares are transferred to the optionee), upon disposition of the shares any amount realized in excess of the optionee's tax basis in the shares disposed of will be treated as a long-term capital gain, and any loss will be treated as a long-term capital loss. In the event of a "disqualifying disposition," the difference between the fair market value of the shares received on the date of exercise and the option price (limited, in the case of a taxable sale or exchange, to the excess of the amount realized upon disposition over the optionee's tax basis in the shares) will be treated as compensation received by the optionee in the year of disposition. Any additional gain will be taxable as a capital gain and any loss as a capital loss, which will be long-term or short-term depending on whether the shares were held for more than one year. Under proposed regulations, special rules apply in determining the compensation income recognized upon a disqualifying disposition if the option price of the incentive stock option is paid with shares of the Company's

Common Stock. If shares of the Company's Common Stock received upon the prior exercise of an incentive stock option are transferred to the Company in payment of the option price of an incentive stock option within either of the periods referred to above, the transfer will be considered a "disqualifying disposition" of the shares transferred, but, under proposed regulations, only compensation income determined as stated above, and no capital gain or loss, will be recognized.

  Neither the Company nor any of its subsidiaries will be entitled to a deduction with respect to shares received by an optionee upon exercise of an incentive stock option and not disposed of in a "disqualifying disposition." Except as described in "Other Tax Matters" below, if an amount is treated as compensation received by an optionee because of a "disqualifying disposition," the Company or one of its subsidiaries generally will be entitled to a corresponding deduction in the same amount for compensation paid.

  Nonstatutory Stock Options. An optionee will not recognize any taxable income for Federal income tax purposes upon receipt of a nonstatutory stock option. Upon the exercise of a nonstatutory stock option the amount by which the fair market value of the shares received, determined as of the date of exercise, exceeds the option price will be treated as compensation received by the optionee in the year of exercise. If the option price of a nonstatutory stock option is paid in whole or in part with shares of the Company's Common Stock, no income, gain or loss will be recognized by the optionee on the receipt of shares equal in value on the date of exercise to the shares delivered in payment of the option price. The fair market value of the remainder of the shares received upon exercise of the nonstatutory stock option, determined as of the date of exercise, less the amount of cash, if any, paid upon exercise will be treated as compensation income received by the optionee on the date of exercise of the stock option.

  There is no published authority directly addressing the Federal income tax consequences of certain aspects of transferring nonstatutory stock options, and the following statements of the probable tax consequences are based on the Company's interpretation of present law. An optionee should not recognize any taxable income for Federal income tax purposes upon transfer of a nonstatutory stock option by gift. Upon the exercise of a nonstatutory stock option by the transferee, the optionee should be treated as receiving compensation, which is subject to tax withholding, even though the nonstatutory stock option is exercised by a transferee rather than an optionee.

  Except as described in "Other Tax Matters" below, the Company or one of its subsidiaries generally will be entitled to a deduction for compensation paid in the same amount treated as compensation received by the optionee.

  Cash Payment Rights. An awardee does not recognize any taxable income for Federal income tax purposes upon receipt of cash payment rights. Any cash received in payment of cash payment rights is treated as compensation received by the awardee in the year in which the awardee becomes entitled to receive the cash payment. Except as described in "Other Tax Matters" below, in each instance that an amount is treated as compensation received, the Company or one of its subsidiaries generally is entitled to a corresponding deduction in the same amount for compensation paid.

  Restricted Shares. An awardee of restricted shares will not recognize any taxable income for Federal income tax purposes in the year of the award, provided the shares are subject to restrictions (that is, they are nontransferable and subject to a substantial risk of forfeiture). However, an awardee may elect under Section 83(b) of the Code to recognize compensation income in the year of the award in an amount equal to the fair market value of the shares on the date of the award, determined without regard to the restrictions. If the awardee does not make a Section 83(b) election, the fair market value of the shares on the date the restrictions lapse will be treated as compensation income to the awardee and will be taxable in the year the restrictions lapse. Except as described in "Other Tax Matters" below, the Company or one of its subsidiaries generally will be entitled to a deduction for compensation paid in the same amount treated as compensation income to the awardee.

  Other Tax Matters. The exercise by an awardee of a stock option or cash payment rights or the lapse of restrictions on restricted shares following the occurrence of a Section 8 Event, in certain circumstances, may result in (i) a 20% Federal excise tax (in addition to Federal income tax) to the awardee on certain payments of the Company's Common Stock or cash resulting from such exercise or, in the case of restricted shares, on all or a portion of the fair market value of the shares on the date the restrictions lapse and (ii) the loss of a compensation deduction which would otherwise be allowable to the Company or one of its subsidiaries as explained above. The Company and its subsidiaries may lose a compensation deduction, which would otherwise be allowable, for all or a part of compensation paid in the form of (i) restricted shares, or (ii) cash payment rights granted after the grant of the related option, to any employee if, as of the close of the tax year, the employee is the Chief Executive Officer of the Company (or acts in that capacity) or is among the four highest compensated officers for that tax year (other than the Chief Executive Officer) for whom total compensation is required to be reported to shareholders under the Exchange Act, if the total compensation paid to such employee exceeds $1,000,000.

3. SELECTION OF AUDITORS

  The Board of Directors, following the recommendation of the Audit Committee, has selected the independent public accounting firm of Ernst & Young LLP as the auditors to examine the consolidated financial statements of the Company for fiscal year 2001. The Board of Directors recommends that the shareholders vote "FOR" ratification of the appointment of Ernst & Young LLP. The proxies solicited on behalf of the Board of Directors will be voted to ratify selection of that firm unless otherwise specified.

  Ernst & Young LLP has served as the independent auditors for the Company since 1984. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting of Shareholders. They will have the opportunity to make statements if they desire to do so and will be available to respond to appropriate questions.

4. OTHER BUSINESS

  The Board of Directors does not know of any other business to be presented to the Annual Meeting of Shareholders. If any other matters properly come before the meeting, however, the persons named in the enclosed form of proxy will vote the proxy in accordance with their best judgment.

VOTE REQUIRED

  Under Delaware law, the three nominees for election as directors at the Annual Meeting of Shareholders who receive the greatest number of votes cast for the election of directors by the holders of the Company's Common Stock present in person or represented by proxy and entitled to vote at the meeting, a quorum being present, will be elected as directors. The affirmative vote of the holders of a majority of the shares of the Company's Common Stock present in person or represented by proxy and entitled to vote at the Annual Meeting of Shareholders, a quorum being present, is necessary for the approval of the adoption of the Respironics, Inc. 2000 Stock Incentive Plan and for ratification of the selection of Ernst & Young LLP. The aggregate number of shares for which a vote "For", "Against" or "Abstain" is made is counted for the purpose of determining the minimum number of affirmative votes required for approval, and the total number of votes cast "For" approval is counted for the purpose of determining whether sufficient votes are received. An abstention from voting on a matter other than election of directors by a shareholder present in person or represented by proxy and entitled to vote has the same legal effect as a vote "Against" the matter. If a broker or similar nominee limits on a proxy card the number of shares voted on a proposal or indicates that the shares represented by a proxy card are not voted on the proposal, such broker "non-votes" will not be voted on the proposal and will not be counted in determining the number of affirmative votes required for approval.

EXECUTIVE COMPENSATION

  The following table sets forth information concerning compensation paid to all persons who served as Chief Executive Officer of the Company during fiscal year 2000 and the four highest paid executive officers other than the Chief Executive Officers (the "named officers") for services rendered in all capacities to the Company and its subsidiaries during the fiscal years ended June 30, 2000, 1999 and 1998.

                          Summary Compensation Table

                                                                    Long Term Compensation
                                                                 -----------------------------
                                         Annual Compensation            Awards         Payouts
                                     --------------------------- --------------------- -------
                                                       Other                Securities
                                                       Annual    Restricted Underlying  LTIP    All Other
                                     Salary  Bonus  Compensation   Stock     Options/  Payouts Compensation
Name and Principal Position  Year    ($) (A)  ($)     ($) (B)      Awards   SAR's (#)    ($)     ($) (C)
---------------------------  ----    ------- ------ ------------ ---------- ---------- ------- ------------
James W. Liken               2000     83,946 45,833      --          --      381,847      --      22,830
 President and Chief         1999         --     --      --          --           --      --          --
 Executive Officer (D)       1998         --     --      --          --           --      --          --

Craig B. Reynolds            2000    275,059 34,978      --          --      100,000      --      48,513
 Executive Vice              1999    259,533     --      --          --       18,100      --      44,918
 President, Chief            1998(E)  95,824     --      --          --       40,000      --       1,474
 Operating Officer

Robert D. Crouch             2000    238,927 30,122      --          --       30,000      --      46,988
 Senior Vice                 1999    229,577     --      --          --       18,100      --      44,979
 President--New              1998    191,163  7,000      --          --        4,300      --      22,140
 Ventures and Corporate
 Services

John L. Miclot               2000    235,536 31,250      --          --      100,000      --      45,173
 Senior Vice President,      1999    212,548 15,000      --          --       18,100      --      94,626
 President--Homecare         1998(E)  77,592     --      --          --       20,000      --      86,140
 Division

Paul L. Woodring             2000    175,882 22,355      --          --        9,000      --      32,761
 Vice President--            1999         --     --      --          --           --      --          --
 Hospital Division (F)       1998         --     --      --          --           --      --          --

Dennis S. Meteny             2000     69,375     --      --          --           --      --     307,553
 President and Chief         1999    339,000     --      --          --       25,300      --      62,836
 Executive Officer (G)       1998    277,491 25,000      --          --       10,300      --      30,000

--------
(A) This column represents base salary and includes tax deferred Section 401(k) contributions under the Company's Retirement Savings Plan.

(B) The dollar value of perquisites and other personal benefits is required to be disclosed under this column if the amount for any named officer equals or exceeds $50,000 or 10% of the total annual salary and bonus. The dollar value of the perquisites and other personal benefits did not exceed the threshold amount for any of the named officers for any of the years covered in the table.

(C) The amounts in this column for 2000 represent the following: matching contributions under the Company's Retirement Savings Plan (Mr. Liken, $2,749; Mr. Crouch, $4,800; Mr. Miclot, $4,800; Mr. Woodring, $1,756);
     and annuity plan premiums and related income tax gross ups paid on the officer's behalf (Mr. Liken, $20,080; Mr. Reynolds, $48,513; Mr. Crouch, $42,188; Mr. Miclot, $40,373; Mr. Woodring, $31,005). The amount in this column for fiscal year 2000 for Mr. Meteny represents amounts paid to him during fiscal year 2000 under the terms of his employment agreement relating to his resignation from the Company on August 19, 1999.

(D) Mr. Liken was named President and Chief Executive Officer of the Company on August 19, 1999 and was not an executive officer of the Company in fiscal years 1999 and 1998.

(E) Messrs. Reynolds and Miclot were employed by the Company effective February 11, 1998. Amounts included herein for 1998 represent compensation for the period February 11, 1998 through June 30, 1998.

(F) Mr. Woodring was not an executive officer of the Company in fiscal years 1999 and 1998.

(G) Mr. Meteny resigned as President and Chief Executive Officer of the Company on August 19, 1999 and as as director of the Company on September 7, 1999.

STOCK OPTIONS

  The following table sets forth information concerning stock option grants made to the named officers during the fiscal year ended June 30, 2000. The Company has not granted any stock appreciation rights ("SAR's") to any of the named officers or any other officers or employees of the Company.

                       Option Grants in Last Fiscal Year
                              All Named Officers

                                                                         Potential Realizable
                                                                           Value at Assumed
                                                                         Annual Rates of Stock
                                                                        Price Appreciation for
                         Individual Grants                                    Option Term
----------------------------------------------------------------------- -----------------------
                   Number of    % of Total
                   Securities    Options
                   Underlying   granted to
                    Options     employees  Exercise or
                    Granted     in fiscal  Base Price
Name                (#) (A)        year    ($/Sh) (B)  Expiration Date     5% ($)      10% ($)
----               ----------   ---------- ----------- ---------------- ----------- -----------
James W. Liken      281,847(C)      27%       8.38     October 1, 2009    1,485,621   3,764,833
                    100,000          9%       8.44     October 12, 2009     530,879   1,345,336

Craig B. Reynolds   100,000          9%       8.44     October 12, 2009     530,879   1,345,336

Robert D. Crouch     30,000          3%       8.44     October 12, 2009     159,623     403,601

John L. Miclot      100,000          9%       8.44     October 12, 2009     530,879   1,345,336

Paul L. Woodring      9,000          1%       8.44     October 12, 2009      47,779     121,080

Dennis S. Meteny         --         --          --                   --          --          --

--------
(A) Options granted in 2000 (other than those described in (C) below) are exercisable starting 12 months after the grant date, with 25% of the shares covered thereby becoming exercisable at that time and an additional 25% of the option shares becoming exercisable on each successive anniversary date, with all option shares exercisable on the fourth anniversary date. Under the terms of the Company's stock option plans, this exercise may be accelerated in certain specific situations.

(B) Under the terms of the Company's stock option plans, there are not provisions that permit these options to be repriced other than to reflect stock splits, stock dividends, or similar events.

(C) For 263,700 of these options, 1/12th become exercisable each quarter starting January 1, 2000. For 18,147 of these options, 1/3rd became exercisable 12 months after grant date and an additional 1/3rd become exercisable on each successive anniversary date.

  The following table sets forth information concerning the stock option exercises by the named officers during the fiscal year 2000 and the unexercised stock options held at June 30, 2000 by the named officers.

     Aggregated Option Exercises in Last Fiscal Year FY-End Option Values

                                                            Value of
                                        Number of          Unexercised
                                       Unexercised        In-the-Money
                                       Options at          Options at
                                       FY-End (#)          FY-End ($)
                            Value   ----------------- ---------------------
           Shares Acquired Realized   Exercisable/      Exercisable (2)/
Name       on Exercise (#) ($) (1)    Unexercisable       Unexercisable
----       --------------- -------- ----------------- ---------------------
James W.
 Liken             --           --   43,950 / 337,897   422,799 / 3,244,569

Craig B.
 Reynolds          --           --  244,000 / 133,575 1,809,480 / 1,035,278

Robert D.
 Crouch            --           --   152,936 / 47,964   1,745,995 / 367,571

John L.
 Miclot            --           --   91,051 / 123,575   566,829 / 1,035,278

Paul L.
 Woodring          --           --     1,350 / 13,050       7,844 / 109,692

Dennis S.
 Meteny        16,280       60,073        - / -               - / -

--------
(1) Represents the amount by which the fair market value of the shares acquired on exercise at the exercise date exceeded the exercise price of such shares.

(2) Represents the amount by which the fair market value ($18.00) of the shares covered by the stock options on June 30, 2000 exceeded the exercise price of such options.

Employment Agreements and Other Transactions

  Effective October 1, 1999, the Company entered into an Employment Agreement with Mr. Liken providing for his employment as President and Chief Executive Officer of the Company for a three year term ending September 30, 2002. The Agreement is automatically extended for an additional three year term and thereafter is extended each year for one additional year absent prior notice by either party. The Agreement provides for a base salary of $100,000 per year (subject to annual adjustment) plus participation in the Company's benefit and incentive plans on a basis comparable with other executives in the Company. The Agreement also provided for a grant of options to Mr. Liken to purchase 263,700 shares of the Company's Common Stock at $8.38 per share (the fair market value at the date of grant) pursuant to the Company's 1992 Stock Incentive Plan. See "Report of the Compensation Committee--CEO Compensation" below.

  Effective December 1, 1994 the Company entered into an Employment Agreement with Mr. Crouch providing for his employment as Vice President of Sales and Marketing (now Vice President--New Ventures and Corporate Services) for a three year term ending November 30, 1997. The agreement is automatically extended each year for one additional year absent prior notice by either party. The Agreement provides for a base salary for Mr. Crouch of $138,200 per year (subject to annual adjustment) plus participation in the Company's benefit and incentive plans on a basis comparable with other executives in the Company.

  Effective November 11, 1997, the Company entered into Employment Agreements with Messrs. Reynolds and Miclot providing for their employment as Senior Vice President (now Executive Vice President and Chief Operating Officer) and Group Vice President--Sleep Disorders (now Senior Vice President and President, Home Care Division) respectively, for three year terms ending February 11, 2001. The Agreements are automatically extended each year for an additional year absent prior notice by either party. The Agreements provide for base salaries of $251,538 for Mr. Reynolds and $203,679 for Mr. Miclot (subject to annual adjustment) plus participation in the Company's benefit and incentive plans on a basis comparable with other executives in the Company. Effective August 16, 2000, Mr. Reynolds' Employment Agreement was amended to, among other things, provide for the payment to Mr. Reynolds of an amount equal to 150% of his then current base salary upon the expiration of the Employment Agreement or the termination of the Employment Agreement by the

Company or Mr. Reynolds for any reason. Such amount is generally payable over a two year period beginning on the date of expiration or termination of the Agreement. As part of the amendment, Mr. Reynolds agreed to forego certain rights under his Employment Agreement.

  Mr. Reynolds is also entitled to certain benefits pursuant to a defined benefit plan that was maintained by Healthdyne. The estimated annual benefit payable to Mr. Reynolds under this plan, assuming retirement at age 65, is approximately $66,000. This benefit will be reduced by any Social Security benefits paid to Mr. Reynolds after retirement.

  In June 2000, the Company guaranteed a loan made by a commercial bank to Mr. Reynolds in the amount of $300,000. In consideration for this guarantee, Mr. Reynolds granted to the Company a security interest in 30,159 shares of the Company's common stock owned by him. This security interest will remain in place until Mr. Reynolds' commercial bank loan has been repaid in full. At June 30, 2000, the shares held by the Company pursuant to this security interest had a fair market value of approximately $543,000.

  Effective December 1, 1994, the Company entered into an Employment Agreement with Mr. Meteny providing for his employment as President and Chief Executive Officer of the Company. Mr. Meteny resigned from this position on August 19, 1999. On September 2, 1999, the Company and Mr. Meteny entered into a Separation Agreement. In accordance with the terms of the Employment Agreement and the Separation Agreement, Mr. Meteny is entitled to continue to receive his base salary through August 19, 2002.

Executive Officers

  The executive officers of the Company, other than those who also serve as directors and are described in the preceding pages, are Daniel J. Bevevino, 40, Vice President and Chief Financial Officer; Robert D. Crouch, 52, Senior Vice President--New Ventures and Corporate Services; Steven P. Fulton, 41, Vice President--General Counsel; John L. Miclot, 41, Senior Vice President and President--Home Care Division; Geoffrey Waters, 50, President--International; Paul L. Woodring, 60, Vice President--Hospital Division; and Susan A. Lloyd, 51, Vice President--Asthma and Allergy Division.

  Mr. Bevevino joined the Company in 1988 as Manager of Cost Accounting. From 1990 to 1994 Mr. Bevevino served as Controller. In November of 1994, Mr. Bevevino was elected Chief Financial Officer and in May 1996 was also elected Vice President. Prior to his affiliation with the Company, Mr. Bevevino--a Certified Public Accountant--spent five years with Ernst & Young.

  Mr. Crouch joined the Company as Director of Sales and Marketing in January 1989. From 1989 to 1997, he was Vice President Sales and Marketing. He was promoted to Senior Vice President Sales and Marketing in May 1997. In August 1998, Mr. Crouch accepted the position of Senior Vice President--New Ventures. In July 1999, Mr. Crouch also assumed responsibility for Corporate Services, including Legal, Human Resources and Information Systems. Prior to joining the Company, from 1986 to 1989, Mr. Crouch worked as a consultant for various companies on administrative and governmental affairs issues. From 1985 to 1986, he was employed by Cryogenic Associates, serving as Executive Vice President and later President. From 1983 to 1985, Mr. Crouch was President, Chief Executive Officer and Chairman of the Board of BetaMed Pharmaceuticals.

  Mr. Fulton joined the Company on a part time basis in May 1995 serving as General Counsel. In January 1996 his role was expanded to full time status. In October 1996, Mr. Fulton was elected Vice President, Human Resources. In February 1998, Mr. Fulton was appointed to the position of Vice President-- General Counsel. Prior to joining the Company, Mr. Fulton was a partner in the Pittsburgh office of Reed Smith Shaw & McClay. He joined the law firm in May 1984. Prior to this employment, he served briefly in an engineering capacity for Westinghouse Electric Corporation.

  Ms. Lloyd, as part of the Company's merger with Healthdyne, joined the Company in February 1998 as Vice President--Sales and Marketing, Asthma and Allergy. In July 1999, she was named Vice President--Asthma and Allergy Division. Ms. Lloyd was employed by Becton, Dickinson and Company from 1974 through 1990, serving in a variety of sales and marketing positions, including most recently as Director of Marketing for the Becton Dickinson Acute Care Division. In 1990, she joined Healthscan Products, Inc. ("Healthscan") as Director of Marketing. In 1994, Healthdyne acquired Healthscan and Ms. Lloyd was named Vice President, Marketing for Healthscan. In 1997, she was named Vice President, Sales and Marketing for Healthscan, a position she held until Healthdyne was merged with Respironics.

  Mr. Miclot, as part of the Company's merger with Healthdyne, joined the Company in February 1998 as Group Vice President--Sleep Disorders. In August 1998, in addition to his Group Vice President role he acquired the added responsibility of Vice President Sales and Marketing. In July 1999, Mr. Miclot was named Senior Vice President and President--Home Care Division. From 1995 to February of 1998, Mr. Miclot had been Senior Vice President Sales and Marketing for Healthdyne. Prior to that time, he was Vice President of Marketing for Medex, Inc. which he joined in February 1994. Mr. Miclot previously held several senior positions in marketing, international activities and sales with Ohmeda, a Division of British Oxygen Corporation, which he joined in 1988.

  Mr. Waters, as part of the Company's acquisition of LIFECARE International, Inc., joined the Company in October 1996, as Vice President Customer Satisfaction. In February 1998, Mr. Waters was transitioned to the position of Vice President--International Sales and Marketing. In July 1999, Mr. Waters was named Vice President--International and was named President--International in May 2000. Prior to joining the Company, Mr. Waters was employed in various capacities by LIFECARE International, Inc. from 1984 to 1996. His last position with LIFECARE was President and Chief Operating Officer.

  Mr. Woodring, as part of the Company's merger with Healthdyne, joined the Company in February 1998 as Vice President--Operations, Respiratory. In July 1999, Mr. Woodring was named Vice President--Hospital Division. Mr. Woodring was employed by Puritan-Bennett (now Nellcor Puritan Bennett, a division of Mallinckrodt, Inc.) from 1976 to 1995, serving in a variety of engineering and management positions, including most recently as Vice President and General Manager of the Ventilator Systems Division. Mr. Woodring formed a new company, InVentive Technologies, in 1995, and was employed there until joining Healthdyne in 1996.

                     REPORT OF THE COMPENSATION COMMITTEE

Introduction

  Decisions regarding compensation of the Company's executives generally are made based on recommendations by the Compensation Committee, which is composed of four independent outside directors. All decisions of the Compensation Committee relating to compensation of the Company's executive officers are reviewed and approved by the full Board. Set forth below is a report submitted by Messrs. Dewberry, Hardie, and Lawyer and Ms. Littell in their capacity as members of the Board's Compensation Committee addressing the Company's compensation policies for fiscal year 2000 as they affected executive officers of the Company, including Mr. Meteny (who served as President and Chief Executive Officer until his resignation on August 19, 1999) and Mr. Liken (who served as President and Chief Executive Officer starting August 19, 1999), and Messrs. Reynolds, Crouch, Miclot, and Woodring, the four executive officers other than Mr. Meteny and Mr. Liken who were, for fiscal year 2000, the Company's most highly compensated executive officers.

Compensation

  The Company's executive and key employee compensation program consists of a base salary component, a component providing the potential for an annual profit sharing bonus based on overall Company performance as well as individual performance, and a component providing the opportunity to earn stock options linking the employee's long-term financial success to that of the Company's stockholders.

 Cash Compensation

  Officers are compensated within salary ranges that are generally based on similar positions in companies of comparable size and complexity to the Company. Companies are selected based on products marketed, customers and markets served, geographic distribution, manufacturing locations and complexity of operations (which involves several factors, with sales revenue being a major factor) for those companies operating in the respiratory products market. In addition, the Company participates in compensation surveys and receives summary compensation survey information from these and other sources.

  The methodology used to determine guidelines for compensation was a matching of each executive's responsibilities to a comparable position described in the surveys. Based on this matching, each executive's salary was compared to the corresponding salary range of comparable executives in the surveys. Then, an appropriate salary range (e.g., 25th percentile, median, 75th percentile) was selected based on the comparison of the executive's responsibilities to those of the comparable position in the surveys. The comparable companies operating in the respiratory market and other data were then examined for reasonableness on a position-by-position basis. Salaries were established based on the performance of the executive given his responsibilities within a specific position and the relationship of the current salary to the appropriate percentile for the most comparable position available within the surveys.

  The primary level of compensation is based on a combination of years of experience and performance. An officer's performance is based on how well he meets objectives set by his supervisor through a Company-wide process of stating objectives for each associate (employee), insuring compatibility of objectives among associates, reviewing performance against objectives and recognizing the accomplishment of these objectives. The Board of Directors establishes and reviews the objectives of the Chairman of the Board, and the Board also assesses the Chairman's performance compared to these objectives. The salary of all officers is reviewed annually in November, with the amount of the increases (which take effect the following February) based on factors such as Company performance, general economic conditions, marketplace compensation trends and individual performance. The relative weight of each of these factors in determining salary increases varies for each annual salary determination. There is no fixed weighting. However, in the past, the factors which have generally had the greatest influence on salary increases have been (in decreasing significance) Company performance, individual performance, marketplace trends in compensation and general economic conditions.

 Profit Sharing and Other Bonuses

  The second compensation component is a Company-wide profit sharing program under the Company's Profit Sharing Bonus Plan. Bonuses are primarily based on the Company's annual financial performance and secondarily on the performance of the individual. Bonuses under this program generally range from zero to 50% of base salary. The measures of annual financial performance used in determining the amount of bonuses include sales growth, earnings growth and achievement of net income targets. Based on these factors, profit sharing bonuses were accrued for fiscal year 2000 for the named officers in the amounts set forth in the Summary Compensation Table above.

 Stock Options

  The third major component of the officer's compensation consists of stock options. The primary purpose of granting stock options is to link the officers' financial success to that of the stockholders of the Company. The exercise price of stock options is determined by the Stock Option Committee (which consists of all members of the Compensation Committee other than Mr. Hardie) at the time the option is granted, but may not be less than the fair market value of the Company's Common Stock as of the date of grant. Options generally become exercisable commencing a minimum of six months from the date of grant and are exercisable for a maximum period of 10 years, as determined by the Stock Option Committee.

  The Stock Option Committee awarded stock options to 319 of the Company's employees during fiscal year 2000. Stock options granted to named officers during fiscal year 2000 are listed on the table entitled "Option Grants in Last Fiscal Year."

CEO Compensation

  The following factors constitute the basis for the compensation paid to Messrs. Meteny and Mr. Liken, who served as the Company's Chief Executive Officer ("CEO") during portions of fiscal year 2000; their responsibilities as the Company's CEO, the Company's ability to achieve its objectives for revenue and earnings growth and its objectives for long-term growth; the salaries paid to other CEO's of comparable companies as reported in the industry surveys; and their experience compared to the CEO's of comparable companies in the industry surveys. In Mr. Liken's case, the Compensation Committee determined that it was most appropriate for his compensation to be highly correlated to the Company's stock price performance, accordingly he received stock options to acquire 263,700 shares at $8.38 per share (the fair market value on the date of grant) in lieu of a portion of base salary. This option grant and the other stock options granted to Mr. Liken in fiscal year 2000 are shown in the Summary Compensation Table and in the Option Grant table. In fiscal year 2000 the Compensation Committee did not adjust Mr. Liken's base salary. As indicated in the Summary Compensation Table, Mr. Liken was awarded a bonus for fiscal year 2000 of $45,833.

          Compensation Committee of the Company's Board of Directors:

                          Joseph C. Lawyer, Chairman
                               J. Terry Dewberry
                                James H. Hardie
                              Candace L. Littell

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  The Securities and Exchange Commission's rules relating to the disclosure of executive compensation require that the Proxy Statement include certain information about "insider" participation on compensation committees and about specific kinds of "interlocking" relationships between the compensation committees of different companies, under the foregoing caption. All members of the Compensation Committee are outside directors, and no such interlocking relationships exist.

  The Compensation Committee of the Board of Directors is responsible for executive compensation decisions as described above under "Board of Directors and Committees of the Board." During fiscal year 2000, the Committee consisted of Mr. Lawyer (Chairman), Messrs. Dewberry, and Hardie, and Ms. Littell.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

  Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission (the "Commission") and the National Association of Securities Dealers National Market System initial reports of ownership and reports of change in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than ten percent shareholders are required by Commission regulation to furnish the Company with copies of all Section 16(a) forms they file.

  All Forms 3, 4 and 5 have been filed within the guidelines of the Commission during fiscal year 2000 with the following exceptions; Messrs. Barry, Cotter, Dewberry, Jones, Lawyer and Yokubinas made two late filings each relative to the receipt of shares of Common Stock of the Company in lieu of cash directors' fees, Mr. Hardie made one late filing relative to the receipt of shares of Common Stock of the Company in lieu of cash directors' fees, Ms. Littell made three late filings relative to the receipt of shares of Common Stock of the Company in lieu of cash directors' fees and two late filings relative to open market purchases of shares of the Company's Common Stock, Mr. McGinnis made one late filing relative to the purchase of shares of the Company's Common Stock through the Company's Employee Stock Purchase Plan and two late filings relative to gifts made in shares of the Company's Common Stock, and Mr. Reynolds made one late filing relative to an open market sale of shares of the Company's Common Stock. In making this disclosure, the Company has relied solely on the written representation of its directors and officers and copies of the reports that they have filed with the Commission.

PERFORMANCE GRAPH

  The following graph shows a five year comparison of cumulative total returns for the Company, the NASDAQ Market Index, and a peer group index consisting of ResMed, Inc., Sunrise Medical, Inc., Invacare Corp., and Mallinckrodt, Inc. The Company uses this peer group index, which consists of the Company's major competitors that are publicly-held, because it believes that the peer group index is more meaningful for comparative purposes than broader indices that include companies with business and product lines dissimilar to that of the Company and its competitors. The graph assumes that the value of the investment in the Company's Common Stock and each index was $100 at June 30, 1995, and that all dividends were reinvested.

                                                            [Performance Graph]

                                              Fiscal Year Ended June 30,
                                      ------------------------------------------
                                       1995    1996   1997   1998   1999   2000
                                      ------- ------ ------ ------ ------ ------
Respironics, Inc..................... $100.00 129.82 148.25 109.21 106.14 126.32
NASDAQ Index......................... $100.00 128.39 156.15 205.58 296.02 437.30
Peer Group Index..................... $100.00 104.77 103.81  94.74 109.63 131.41

MISCELLANEOUS

  The cost of soliciting proxies will be borne by the Company. Following the original mailing of the proxy solicitation material, proxies may be solicited personally, or by telephone, facsimile or other electronic means, by employees of the Company and its subsidiaries who will receive no additional compensation for such services. In addition, D.F. King & Co., Inc., 77 Water Street, New York, New York 10005, has been retained by the Company to assist in the solicitation of proxies at a retainer of $7,000 plus reasonable out-of-pocket expenses. The Company will reimburse brokerage houses and other custodians, nominees and fiduciaries for reasonable expenses incurred in the sending of proxy solicitation material and the 2000 Annual Report to beneficial owners of stock held in their names.

  A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR FISCAL YEAR 2000 MAY BE OBTAINED WITHOUT CHARGE BY ANY SHAREHOLDER UPON WRITTEN REQUEST TO DORITA
A. PISHKO, CORPORATE SECRETARY, RESPIRONICS, INC., 1501 ARDMORE BOULEVARD, PITTSBURGH, PA 15221-4401.

                                                          Dorita A. Pishko
                                                          Corporate Secretary

October 9, 2000

                                   EXHIBIT A

                               RESPIRONICS, INC.

                           2000 STOCK INCENTIVE PLAN

  The purposes of the 2000 Stock Incentive Plan (the "Plan") are to encourage eligible individuals to increase their efforts to make Respironics, Inc. (the "Corporation") and its Subsidiaries more successful, to provide an additional inducement for such individuals to remain with the Corporation or a Subsidiary, to reward such individuals by providing an opportunity to acquire shares of the Common Stock, par value $.01 per share, of the Corporation (the "Common Stock") on favorable terms and to provide a means through which the Corporation may attract able persons to enter the service of the Corporation or one of its Subsidiaries as employees, consultants or directors. For the purposes of the Plan, the term "Subsidiary" means any corporation in an unbroken chain of corporations beginning with the Corporation, if each of the corporations other than the last corporation in the unbroken chain owns stock possessing at least fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

                                   SECTION 1

                                Administration

  The Plan shall be administered by a Committee (the "Committee") appointed by the Board of Directors of the Corporation (the "Board") and consisting of not less than two members of the Board, each of whom at the time of appointment to the Committee and at all times during service as a member of the Committee shall be both (1) a "non-employee director" as then defined under Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or any successor rule and (2) an "outside director" as then defined in the regulations under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), or any successor provision. Notwithstanding the foregoing, unless otherwise determined by the Board, the Board shall administer the Plan, and otherwise exercise the same authority as the Committee, with respect to grants to members of the Board who are not employees of the Corporation or any Subsidiary ("Non-Employee Directors").

  The Committee shall interpret the Plan and prescribe such rules, regulations and procedures in connection with the operations of the Plan as it shall deem to be necessary and advisable for the administration of the Plan consistent with the purposes of the Plan.

  The Committee shall keep records of action taken at its meetings. A majority of the Committee shall constitute a quorum at any meeting, and the acts of a majority of the members present at any meeting at which a quorum is present, or acts approved in writing by all members of the Committee, shall be the acts of the Committee.

                                   SECTION 2

                                  Eligibility

  Those employees of the Corporation or any Subsidiary who share responsibility for the management, growth or protection of the business of the Corporation or any Subsidiary shall be eligible to be granted stock options (with or without cash payment rights) and to receive restricted shares as described herein. Non-Employee Directors and consultants who share responsibility for the management, growth or protection of the business of the Corporation shall be eligible to be granted nonstatutory stock options, as described herein. Eligible employees, Non-Employee Directors and consultants are collectively referred to herein as "Participants".

  Subject to the provisions of the Plan, the Committee shall have full and final authority, in its discretion, to grant stock options (with or without cash payment rights) and to award restricted shares as described herein and to determine the Participants to whom any such grant shall be made and the number of shares to be covered thereby. In determining the eligibility of any Participant, as well as in determining the number of shares covered by each grant of a stock option or restricted shares and whether cash payment rights shall be granted in conjunction with a stock option, the Committee shall consider the position and the responsibilities of the Participant being considered, the nature and value to the Corporation or a Subsidiary of his or her services, his or her present and/or potential contribution to the success of the Corporation or a Subsidiary and such other factors as the Committee may deem relevant. Notwithstanding any other provision contained in the Plan except for Section 5(G)(x) and Sections 8(A)(5)(b) and (c), with regard to Non-Employee Directors, the selection of those Non-Employee Directors to whom stock options are to be granted, the timing of such grants, the number of shares subject to any stock option, the exercise price of any stock option, the periods during which any stock option may be exercised and the term of any stock option shall be as hereinafter provided, and the Committee and the Board shall have no discretion as to such matters.

                                   SECTION 3

                        Shares Available under the Plan

  The aggregate net number of shares of Common Stock which may be issued and as to which grants of stock options or restricted shares may be made under the Plan is 1,400,000 shares, subject to adjustment and substitution as set forth in Section 7. If any stock option is exercised by delivering previously owned shares in payment of the option price, the number of shares so delivered to the Corporation shall again be available for purposes of the Plan. If any stock option is cancelled by mutual consent or terminates or expires for any reason without having been exercised in full, the number of shares subject thereto shall again be available for purposes of the Plan. If shares of Common Stock are forfeited to the Corporation pursuant to the restrictions applicable to restricted shares, the shares so forfeited shall again be available for purposes of the Plan. The shares which may be issued under the Plan may be either authorized but unissued shares or treasury shares or partly each, as shall be determined from time to time by the Board.

  The maximum aggregate number of shares of Common Stock which shall be available for the grant of stock options and restricted shares to any one individual under the Plan during any calendar year shall be limited to 400,000 shares. The limitation in the preceding sentence shall be interpreted and applied in a manner consistent with Section 162(m) of the Code.

                                   SECTION 4

  Grant of Stock Options, Cash Payment Rights and Awards of Restricted Shares

  The Committee shall have authority, in its discretion, (a) to grant "incentive stock options" pursuant to Section 422 of the Code, to grant "nonstatutory stock options" (i.e., stock options which do not qualify under Sections 422 or 423 of the Code) or to grant both types of stock options (but not in tandem) and (b) to award restricted shares. The Committee also shall have the authority to grant cash payment rights in conjunction with nonstatutory stock options with the effect provided in Section 5(E). Cash payment rights may not be granted in conjunction with incentive stock options. Cash payment rights granted in conjunction with a nonstatutory stock option may be granted either at the time the stock option is granted or at any time thereafter during the term of the stock option.

  Notwithstanding any other provision contained in the Plan or in any stock option agreement, but subject to the possible exercise of the Committee's discretion contemplated in the last sentence of this Section 4, the aggregate fair market value, determined as provided in Section 5(I) on the date of grant, of the shares with respect to which incentive stock options are exercisable for the first time by an employee during any calendar year under all plans of the corporation employing such employee, any parent or subsidiary corporation of such corporation and any predecessor corporation of any such corporation shall not exceed $100,000. If the date on which one or more of such incentive stock options could first be exercised would be accelerated pursuant to any provision of the Plan or any stock option agreement, and the acceleration of such exercise date would result in a violation of the restriction set forth in the preceding sentence, then, notwithstanding any such provision, but subject to the provisions of the next succeeding sentence, the exercise dates of such incentive stock options shall be accelerated only to the date or dates, if any, that do not result in a violation of such restriction and, in such event, the exercise dates of the incentive stock options with the lowest option prices shall be accelerated to the earliest such dates. The Committee may, in its discretion, authorize the acceleration of the exercise date of one or more incentive stock options even if such acceleration would violate the $100,000 restriction set forth in the first sentence of this paragraph and even if such incentive stock options are thereby converted in whole or in part to nonstatutory stock options.

                                   SECTION 5

         Terms and Conditions of Stock Options and Cash Payment Rights

  Stock options and cash payment rights granted under the Plan shall be subject to the following terms and conditions:

  (A) The purchase price at which each stock option may be exercised (the "option price") shall be such price as the Committee, in its discretion, shall determine but shall not be less than one hundred percent (100%) of the fair market value per share of the Common Stock covered by the stock option on the date of grant, except that in the case of an incentive stock option granted to an employee who, immediately prior to such grant, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Corporation or any Subsidiary (a "Ten Percent Employee"), the option price shall not be less than one hundred ten percent (110%) of such fair market value on the date of grant. For purposes of this
       Section 5(A), an individual (i) shall be considered as owning not only shares of stock owned individually but also all shares of stock that are at the time owned, directly or indirectly, by or for the spouse, ancestors, lineal descendants and brothers and sisters (whether by the whole or half blood) of such individual and (ii) shall be considered as owning proportionately any shares owned, directly or indirectly, by or for any corporation, partnership, estate or trust in which such individual is a shareholder, partner or beneficiary.

  (B) The option price for each stock option shall be paid in full upon exercise and shall be payable in cash in United States dollars (including check, bank draft or money order), which may include cash forwarded through a broker or other agent-sponsored exercise or financing program; provided, however, that in lieu of such cash the person exercising the stock option may (if authorized by the Committee at the time of grant in the case of an incentive stock option, or at any time in the case of a nonstatutory stock option) pay the option price in whole or in part by delivering to the Corporation shares of Common Stock having a fair market value on the date of exercise of the stock option, determined as provided in Section 5(I), equal to the option price for the shares being purchased; except that (i) any portion of the option price representing a fraction of a share shall in any event be paid in cash and (ii) no shares of Common Stock which have been held for less than six months may be delivered in payment of the option price of a stock option. Delivery of shares of Common Stock in payment of the exercise price of a stock option, if authorized by the Committee, may be accomplished through the effective transfer to the Corporation of shares of Common Stock held through a broker or other agent. If the person exercising a stock option participates in a broker or other agent-sponsored exercise or financing program, the Corporation will cooperate with all reasonable procedures of the broker or other agent to permit participation by the person exercising the stock option in the exercise or financing program. Notwithstanding any procedure of the broker or other agent-sponsored exercise or financing program, if the option price is paid in cash, the exercise of the stock option shall not be deemed to occur and no shares of Common Stock will be issued until the Corporation has received full payment in cash (including check, bank draft or money order) for the option price from the broker or other agent. The date of exercise of a stock option shall be determined under procedures established by the Committee, and as of the date of exercise the person exercising the stock option shall be considered for all purposes to be the owner of the shares with respect to which the stock option has been exercised.

  (C) Subject to Section 8(B), a stock option granted to an employee or a consultant shall become exercisable at such time or times and/or upon the occurrence of such event or events as may be determined by the Committee. Unless otherwise determined by the Committee and reflected in the stock option agreement with an employee or a consultant, a stock option shall be exercisable from its date of grant. No stock option shall be exercisable after the expiration of ten years (five years in the case of an incentive stock option granted to a Ten Percent Employee) from the date of grant. A stock option to the extent exercisable at any time may be exercised in whole or in part.

  (D) On the third business day following the day of each annual meeting of the shareholders of the Corporation, each Non-Employee Director shall automatically and without further action by the Board or the Committee be granted a nonstatutory stock option to purchase 5,100 shares of Common Stock, subject to adjustment and substitution as set forth in
       Section 7. If the number of shares remaining available for the grant of stock options under the Plan is not sufficient for each Non-Employee Director to be granted an option for 5,100 shares (or the number of adjusted or substituted shares pursuant to Section 7), then each Non-Employee Director shall be granted an option for a number of whole shares equal to the number of shares then remaining available divided by the number of Non-Employee Directors, disregarding any fractions of a share. Subject to Section 8(B) and Section 5(G), no stock option granted to a Non-Employee Director shall be exercisable by a grantee until the first anniversary of the grant thereof, at which time it shall become exercisable for 25% of the shares covered thereby and shall thereafter be exercisable for an additional 25% of the shares covered thereby on the second anniversary of the grant thereof and shall thereafter be exercisable for the remaining 50% of the shares covered thereby on the third anniversary of the grant thereof, such limitations being calculated, in the case of any resulting fraction, to the nearest lower whole number of shares. Subject to Section 5(G) providing for earlier termination of a stock option, any stock option granted to a Non-Employee Director and not exercised in the year eligible shall continue to be exercisable thereafter until the end of the term of such stock option.

      Notwithstanding the foregoing provisions of this Section 5(D), a Non-Employee Director shall not be granted a nonstatutory stock option pursuant to this Plan in any year in which the Non-Employee Director has been granted a nonstatutory stock option pursuant to the Corporation's 1991 Non-Employee Directors' Stock Option Plan (the "1991 Plan") in the same year; provided that, in the event that the number of shares covered by the option granted to such Non-Employee Director under the 1991 Plan for such year was less than 5,100 shares of Common Stock, as adjusted and substituted as set forth in Section 5 of the 1991 Plan, then such Non-Employee Director shall be granted a nonstatutory stock option pursuant to this Plan for the amount of any such deficiency.

  (E) Cash payment rights granted in conjunction with a nonstatutory stock option shall entitle the person who is entitled to exercise the stock option, upon exercise of the stock option or any portion thereof, to receive cash from the Corporation (in addition to the shares to be received upon exercise of the stock option) equal to (1) such percentage (not greater than 100%) as the Committee, in its discretion, shall determine of the excess of the fair market value of a share of Common Stock on the date of exercise of the stock option over the option price per share of the stock option, multiplied by (2) the number of shares covered by the stock option, or portion thereof, which is exercised. Payment of the cash provided for in this Section 5(E) shall be made by the Corporation as soon as practicable after the time the amount payable is determined.

  (F) No incentive stock option and, except to the extent otherwise determined by the Committee and reflected in the stock option agreement or an amendment thereto, no nonstatutory stock option shall be transferable by the grantee otherwise than by Will, or if the grantee dies intestate, by the laws of descent and distribution of the state of domicile of the grantee at the time of death. All incentive stock options and, except to the extent otherwise determined by the Committee and reflected in the stock option agreement or an amendment thereto, all nonstatutory stock options shall be exercisable during the lifetime of the grantee only by the grantee.

  (G) Subject to the provisions of Section 4 in the case of incentive stock options, unless the Committee, in its discretion, shall otherwise determine in the case of grants of stock options to employees and consultants:

    (i) If the employment of a grantee who is not disabled within the meaning of Section 422(c)(6) of the Code (a "Disabled Grantee") is voluntarily terminated with the consent of the Corporation or a Subsidiary or a grantee who is an employee retires under any retirement plan of the Corporation or a Subsidiary, any then outstanding incentive stock option held by such grantee shall be exercisable by the grantee (but only to the extent exercisable by the grantee immediately prior to the termination of employment) at any time prior to the expiration date of such incentive stock option or within three months after the date of termination of employment, whichever is the shorter period;

    (ii) If the employment or consulting relationship of a grantee who is not a Disabled Grantee is voluntarily terminated with the consent of the Corporation or a Subsidiary or a grantee who is an employee retires under any retirement plan of the Corporation or a Subsidiary, any then outstanding nonstatutory stock option of such grantee (whether or not then held by the grantee) shall be exercisable (but only to the extent exercisable immediately prior to the grantee's termination of employment or termination of the consulting relationship) at any time prior to the expiration date of such nonstatutory stock option or within one year after the date of termination of service, whichever is the shorter period;

    (iii) If a grantee ceases to be a Non-Employee Director of the Corporation for any reason other than resignation, removal for cause or death, any then outstanding nonstatutory stock option of such grantee (whether or not then held by the grantee) shall be exercisable (but only to the extent exercisable by the grantee immediately prior to ceasing to be a Non-Employee Director) at any time prior to the expiration date of such stock option or within four years after the date the grantee ceases to be a Non-Employee Director, whichever is the shorter period; provided that, for purposes of determining when an outstanding stock option held by a grantee who ceases to be a Non-Employee Director shall be exercisable, the anniversary date of the grant of such option in the year in question shall be deemed to be the date immediately preceding the date on which the annual meeting of shareholders of the Corporation is held in that year, and further provided that, in the case such grantee is a Disabled Grantee, any then outstanding nonstatutory stock option shall be exercisable for such period whether or not exercisable by the grantee immediately prior to ceasing to be a Non-Employee Director;

    (iv) If the employment or consulting relationship of a grantee who is a Disabled Grantee is voluntarily terminated with the consent of the Corporation or a Subsidiary, any then outstanding stock option of such grantee (whether or not then held by the grantee) shall be exercisable in full (whether or not so exercisable immediately prior to the grantee's termination of employment or the consulting relationship) at any time prior to the expiration date of such stock option or within one year after the date of termination of service, whichever is the shorter period;

    (v) Following the death of a grantee during employment or a consulting relationship, any stock option of the grantee outstanding at the time of death shall be exercisable in full (whether or not so exercisable immediately prior to the death of the grantee) by the person entitled to do so under the Will of the grantee, or, if the grantee shall fail to make testamentary disposition of the stock option or shall die intestate, by the legal representative of the grantee (or, in the case of a nonstatutory stock option, if permitted under the stock option agreement, by the grantee's inter vivos transferee) at any time prior to the expiration date of such stock option or within one year after the date of death, whichever is the shorter period;

    (vi) Following the death of a grantee during service as a Non-Employee Director, any stock option of the grantee outstanding at the time of death shall be exercisable in full (whether or not so exercisable immediately prior to the death of the grantee) by the person entitled to do so under the Will of the grantee, or, if the grantee shall fail to make testamentary disposition of the stock option or shall die intestate, by the legal representative of the grantee (or, if permitted under the stock option agreement, by the grantee's inter vivos transferee) at any time prior to the expiration date of such stock option or within two years after the date of death, whichever is the shorter period;

    (vii) Following the death of a grantee after termination of employment or a consulting relationship or after ceasing to be a Non-Employee Director and during a period when a stock option is exercisable, any stock option of the grantee outstanding at the time of death shall be exercisable (but only to the extent the stock option was exercisable immediately prior to the death of the grantee) by such person entitled to do so under the Will of the grantee or by such legal representative (or, in the case of a nonstatutory stock option, by such inter vivos transferee) at any time prior to the expiration date of such stock option or within one year after the date of death, whichever is the shorter period;

    (viii) Unless the exercise period of a stock option following termination of employment has been extended as provided in
            Section 8(C), if the employment of a grantee terminates for any reason other than voluntary termination with the consent of the Corporation or a Subsidiary, retirement under any retirement plan of the Corporation or a Subsidiary or death, all stock options of the grantee outstanding at the time of such termination of employment (whether or not then held by the grantee) shall automatically terminate;

    (ix) If the consulting relationship of a grantee terminates for any reason other than voluntary termination with the consent of the Corporation or a Subsidiary or death, all stock options of the grantee outstanding at the time of such termination (whether or not then held by the grantee) shall automatically terminate; and

    (x) Unless otherwise determined by the Board in the case of a resignation, if during his or her term of office as a Non-Employee Director a grantee resigns from the Board or is removed from office for cause, any outstanding stock option of the grantee (whether or not then held by the grantee) which is not exercisable by the grantee immediately prior to resignation or removal shall terminate as of the date of resignation or removal, and any outstanding stock option of the grantee (whether of not then held by the grantee) which is exercisable by the grantee immediately prior to resignation or removal shall be exercisable by the grantee (or, if permitted under the stock option agreement, by the grantee's inter vivos transferee) at any time prior to the expiration date of such stock option or within 90 days after the date of resignation or removal, whichever is the shorter period.

      Whether termination of employment is a voluntary termination of employment with the consent of the Corporation and whether a grantee is a Disabled Grantee shall be determined, in each case, in its discretion, by the Committee, and any such determination by the Committee shall be final and binding. Retention by the Corporation of a consultant shall terminate when the consultant is notified in writing by the Corporation of the termination of his retention as a consultant.

      If a grantee of a stock option engages in the operation or management of a business (whether as owner, partner, officer, director, employee or otherwise and whether during or after termination of employment or service as a Non-Employee Director) which is in competition with the Corporation or any of its Subsidiaries, the Committee may immediately terminate all outstanding stock options of the grantee (whether or not such stock options are then held by the grantee); provided, however, that this sentence shall not apply if the exercise period of a stock option following termination of employment has been extended as provided in
    Section 8(C). Whether a grantee has engaged in the operation or management of a business which is in competition with the Corporation or any of its Subsidiaries shall also be determined, in its discretion, by the Committee, and any such determination by the Committee shall be final and binding.

  (H) All stock options and cash payment rights shall be confirmed by an agreement, or an amendment thereto, which shall be executed by the Corporation and the grantee.

  (I) For all purposes under the Plan, fair market value of the Common Stock shall be the mean between the following prices, as applicable, for the date as of which fair market value is to be determined as quoted in The Wall Street Journal (or in such other reliable publication as the Committee, in its discretion, may determine to rely upon): (a) if the Common Stock is listed on the New York Stock Exchange, the highest and lowest sales prices per share of the Common Stock as quoted in the NYSE-Composite Transactions listing for such date, (b) if the Common Stock is not listed on such exchange, the highest and lowest sales prices per share of Common Stock for such date on (or on any composite index including) the principal United States securities exchange registered under the Exchange Act on which the Common Stock is listed, or (c) if the Common Stock is not listed on any such exchange, the highest and lowest sales prices per share of Common Stock for such date on the National Association of Securities Dealers Automated Quotations System or any successor system then in use ("NASDAQ"). If there are no such sale price quotations for the date as of which fair market value is to be determined but there are such sale price quotations within a reasonable period both before and after such date, then fair market value shall be determined by taking a weighted average of the means between the highest and lowest sales prices per share of Common Stock as so quoted on the nearest date before and the nearest date after the date as of which fair market value is to be determined. The average should be weighted inversely by the respective numbers of trading days between the selling dates and the date as of which fair market value is to be determined. If there are no such sale price quotations on or within a reasonable period both before and after the date as of which fair market value is to be determined, then fair market value of the Common Stock shall be the mean between the bona fide bid and asked prices per share of Common Stock as so quoted for such date on NASDAQ, or if none, the weighted average of the means between such bona fide bid and asked prices on the nearest trading date before and the nearest trading date after the date as of which fair market value is to be determined, if both such dates are within a reasonable period. The average is to be determined in the manner described above in this Section 5(I). If the fair market value of the Common Stock cannot be determined on the basis previously set forth in this Section 5(I) on the date as of which fair market value is to be determined, the Committee shall in good faith determine the fair market value of the Common Stock on such date. Fair market value shall be determined without regard to any restriction other than a restriction which, by its terms, will never lapse.

  (J) The obligation of the Corporation to issue shares of Common Stock under the Plan shall be subject to (i) the effectiveness of a registration statement under the Securities Act of 1933, as amended, with respect to such shares, if deemed necessary or appropriate by counsel for the Corporation, (ii) the condition that the shares shall have been listed (or authorized for listing upon official notice of issuance) upon each stock exchange, if any, on which the Common Stock shares may then be listed and (iii) all other applicable laws, regulations, rules and orders which may then be in effect.

  Subject to the foregoing provisions of this Section and the other provisions of the Plan, any stock option granted under the Plan to employees or consultants may be exercised at such times and in such amounts and be subject to such restrictions and other terms and conditions, if any, as shall be determined, in its discretion, by the Committee and set forth in the agreement referred to in Section 5(H), or an amendment thereto.

                                   SECTION 6

                   Terms and Conditions of Restricted Shares

  Restricted share awards shall be evidenced by a written agreement in the form prescribed by the Committee in its discretion, which shall set forth the number of shares of Common Stock awarded, the restrictions imposed thereon (including, without limitation, restrictions on the right of the grantee to sell, assign, transfer or encumber such shares while such shares are subject to other restrictions imposed under this Section 6), the duration of such restrictions, the events (which may, in the discretion of the Committee, include performance-based events) the occurrence of which would cause a forfeiture of the restricted shares in whole or in part and such other terms and conditions as the Committee in its discretion deems appropriate. Restricted share awards shall be effective only upon execution of the applicable restricted share agreement by the Corporation and the grantee.

  Following a restricted share award and prior to the lapse or termination of the applicable restrictions, the Committee shall deposit share certificates for such restricted shares in escrow. Upon the lapse or termination of the applicable restrictions (and not before such time), the grantee shall be issued or transferred share certificates for the restricted shares. From the date a restricted share award is effective, the grantee shall be a shareholder with respect to all the shares represented by such certificates and shall have all the rights of a shareholder with respect to all such shares, including the right to vote such shares and to receive all dividends and other distributions paid with respect to such shares, subject only to the restrictions imposed by the Committee.

  If an awardee of restricted shares engages in the operation or management of a business (whether as owner, partner, officer, director, employee or otherwise and whether during or after termination of employment) which is in competition with the Corporation or any of its Subsidiaries, the Committee may immediately declare forfeited all restricted shares held by the grantee as to which the restrictions have not yet lapsed; provided, however, that this sentence shall not apply if the lapse of the restrictions applicable to the restricted shares has been accelerated as provided in Section 8(D). Whether a grantee has engaged in the operation or management of a business which is in competition with the Corporation or any of its subsidiaries shall also be determined, in its discretion, by the Committee, and any such determination by the Committee shall be final and binding.

                                   SECTION 7

                     Adjustment and Substitution of Shares

  If a dividend or other distribution shall be declared upon the Common Stock payable in shares of Common Stock, the number of shares of Common Stock then subject to any outstanding stock options, the number of shares of Common Stock which may be issued under the Plan but are not then subject to outstanding stock options and the maximum number of shares as to which stock options or restricted shares may be granted and as to which shares may be awarded during any calendar year under Section 3, shall be adjusted by adding thereto the number of shares of Common Stock which would have been distributable thereon if such shares had been outstanding on the date fixed for determining the shareholders entitled to receive such stock dividend or distribution. Shares of Common Stock so distributed with respect to any restricted shares held in escrow shall also be held by the Corporation in escrow and shall be subject to the same restrictions as are applicable to the restricted shares on which they were distributed.

  If the outstanding shares of Common Stock shall be changed into or exchangeable for a different number or kind of shares of stock or other securities of the Corporation or another corporation, or cash or other property, whether through reorganization, reclassification, recapitalization, stock split-up, combination of shares, merger or consolidation, then there shall be substituted for each share of Common Stock subject to any then outstanding stock option, and for each share of Common Stock which may be issued under the Plan but which is not then subject to any outstanding stock option, the number and kind of shares of stock or other securities (and in the case of outstanding options, the cash or other property) into which each outstanding share of the Common Stock shall be so changed or for which each such share shall be exchangeable. Unless otherwise determined by the

Committee in its discretion, any such stock or securities, as well as any cash or other property, into or for which any restricted shares held in escrow shall be changed or exchangeable in any such transaction shall also be held by the Corporation in escrow and shall be subject to the same restrictions as are applicable to the restricted shares in respect of which such stock, securities, cash or other property was issued or distributed.

  In case of any adjustment or substitution as provided for in this Section 7, the aggregate option price for all shares subject to each then outstanding stock option prior to such adjustment or substitution shall be the aggregate option price for all shares of stock or other securities (including any fraction), cash or other property to which such shares shall have been adjusted or which shall have been substituted for such shares. Any new option price per share or other unit shall be carried to at least three decimal places with the last decimal place rounded upwards to the nearest whole number.

  If the outstanding shares of the Common Stock shall be changed in value by reason of any spin-off, split-off or split-up, or dividend in partial liquidation, dividend in property other than cash, or extraordinary distribution to shareholders of the Common Stock, (a) the Committee shall make any adjustments to any then outstanding stock option which it determines are equitably required to prevent dilution or enlargement of the rights of optionees which would otherwise result from any such transaction, and (b) unless otherwise determined by the Committee in its discretion, any stock, securities, cash or other property distributed with respect to any restricted shares held in escrow or for which any restricted shares held in escrow shall be exchanged in any such transaction shall also be held by the Corporation in escrow and shall be subject to the same restrictions as are applicable to the restricted shares in respect of which such stock, securities, cash or other property was distributed or exchanged.

  No adjustment or substitution provided for in this Section 7 shall require the Corporation to issue or sell a fraction of a share or other security. Accordingly, all fractional shares or other securities which result from any such adjustment or substitution shall be eliminated and not carried forward to any subsequent adjustment or substitution. Owners of restricted shares held in escrow shall be treated in the same manner as owners of Common Stock not held in escrow with respect to fractional shares created by an adjustment or substitution of shares, except that, unless otherwise determined by the Committee in its discretion, any cash or other property paid in lieu of a fractional share shall be subject to restrictions similar to those applicable to the restricted shares exchanged therefor.

  If any such adjustment or substitution provided for in this Section 7 requires the approval of shareholders in order to enable the Corporation to grant incentive stock options, then no such adjustment or substitution shall be made without the required shareholder approval. Notwithstanding the foregoing, in the case of incentive stock options, if the effect of any such adjustment or substitution would be to cause the stock option to fail to continue to qualify as an incentive stock option or to cause a modification, extension or renewal of such stock option within the meaning of Section 424 of the Code, the Committee may elect that such adjustment or substitution not be made but rather shall use reasonable efforts to effect such other adjustment of each then outstanding stock option as the Committee, in its discretion, shall deem equitable and which will not result in any disqualification, modification, extension or renewal (within the meaning of Section 424 of the Code) of such incentive stock option.

  In the case of an adjustment in the number of shares of Common Stock set forth in Section 5(D) of the Plan on account of a dividend or other distribution declared upon the Common Stock payable in shares of the Common Stock, the adjustment provided for in the first paragraph of this Section 7 may not be given any or only limited effect with respect to awards subsequent to the date of the adjustment if the Board should determine at the time of such dividend or other distribution that no or a specified limited adjustment would be more appropriate for purposes of the Plan. Similarly, the adjustment provided for in the second paragraph of this Section 7 may be given a specified limited effect if the Board should determine at the time of the transaction otherwise occasioning such adjustment such limited effect would be more appropriate for purposes of the Plan.

                                   SECTION 8

                      Additional Rights in Certain Events

(A) Definitions.

  For purposes of this Section 8, the following terms shall have the following meanings:

  (1) The term "Person" shall be used as that term is used in Sections 13(d) and 14(d) of the Exchange Act.

  (2) Beneficial Ownership shall be determined as provided in Rule 13d-3 under the Exchange Act as in effect on the effective date of the Plan.

  (3) "Voting Shares" shall mean all securities of a company entitling the holders thereof to vote in an annual election of Directors (without consideration of the rights of any class of stock other than the Common Stock to elect Directors by a separate class vote); and a specified percentage of "Voting Power" of a company shall mean such number of the Voting Shares as shall enable the holders thereof to cast such percentage of all the votes which could be cast in an annual election of directors (without consideration of the rights of any class of stock other than the Common Stock to elect Directors by a separate class vote).

  (4) "Tender Offer" shall mean a tender offer or exchange offer to acquire securities of the Corporation (other than such an offer made by the Corporation or any Subsidiary), whether or not such offer is approved or opposed by the Board.

  (5) "Section 8 Event" shall mean the date upon which any of the following events occurs:

    (a) The Corporation acquires actual knowledge that any Person other than the Corporation, a Subsidiary or any employee benefit plan(s) sponsored by the Corporation has acquired the Beneficial
         Ownership, directly or indirectly, of securities of the Corporation entitling such Person to 20% or more of the Voting Power of the Corporation;

    (b) The occurrence of the date provided for in action by the Board or the Committee, if any, to accelerate the exercise date of stock options and/or to release restrictions on restricted shares with respect to any award, following the making of a Tender Offer to acquire securities of the Corporation entitling the holders thereof to 20% or more of the Voting Power of the Corporation; or

    (c) The occurrence of the date provided for in action by the Board or the Committee, if any, to accelerate the exercise date of stock options and/or to release restrictions on restricted shares with respect to any award, following the making of a solicitation subject to Rule 14a-11 under the Exchange Act (or any successor
         Rule) relating to the election or removal of 50% or more of the members of any class of the Board by any person other than the Corporation; or

    (d) The shareholders of the Corporation shall approve a merger, consolidation, share exchange, division or sale or other disposition of assets of the Corporation as a result of which the shareholders of the Corporation immediately prior to such transaction shall not hold, directly or indirectly, immediately following such transaction a majority of the Voting Power of (i) in the case of a merger or consolidation, the surviving or resulting corporation, (ii) in the case of a share exchange, the acquiring corporation or (iii) in the case of a division or a sale or other disposition of assets, each surviving, resulting or acquiring corporation which, immediately following the transaction, holds more than 10% of the consolidated assets of the Corporation immediately prior to the transaction;

provided, however, that (i) if securities beneficially owned by a grantee are included in determining the Beneficial Ownership of a Person referred to in paragraph 5(a), (ii) a grantee is required to be named pursuant Item 2 of the
Schedule 14D-1 (or any similar successor filing requirement) required to be filed by the bidder making a Tender Offer referred to in paragraph 5(b) or (iii) if a grantee is a "participant" as defined in 14a-11 under the Exchange Act (or any successor
Rule) in a solicitation (other than a solicitation by the Corporation) referred to in paragraph 5(c), then no Section 8 Event with respect to such grantee shall be deemed to have occurred by reason of such event.

(B) Acceleration of the Exercise Date of Stock Options.

  Subject to the provisions of Section 4 in the case of incentive stock options, unless the agreement referred to in Section 5(H), or an amendment thereto, shall otherwise provide, notwithstanding any other provision contained in the Plan, in case any "Section 8 Event" occurs all outstanding stock options (other than those held by a person referred to in the proviso to Section 8(a)(5)) shall become immediately and fully exercisable whether or not otherwise exercisable by their terms.

(C) Extension of the Expiration Date of Stock Options.

  Subject to the provisions of Section 4 in the case of incentive stock options and to the extent any stock options are exercisable on the date of the grantee's termination of employment, unless the agreement referred to in
Section 5(H), or an amendment thereto, shall otherwise provide, notwithstanding any other provision contained in the Plan, all stock options held by a grantee (other than a grantee referred to in the proviso to Section 8(a)(5)) whose employment with the Corporation or a Subsidiary terminates within one year of any Section 8 Event for any reason other than voluntary termination with the consent of the Corporation or a Subsidiary, retirement under any retirement plan of the Corporation or a Subsidiary or death shall be exercisable for a period of three months from the date of such termination of employment, but in no event after the expiration date of the stock option.

(D) Lapse of Restrictions on Restricted Share Awards.

  If any "Section 8 Event" occurs prior to the scheduled lapse of all restrictions applicable to restricted share awards under the Plan (other than those held by a person referred to in the proviso to Section 8(a)(5)), then unless the agreement referred to in Section 6, or an amendment thereto, shall otherwise provide, all such restrictions shall lapse upon the occurrence of any such "Section 8 Event" regardless of the scheduled lapse of such restrictions.

                                   SECTION 9

     Effect of the Plan on the Rights of Participants and the Corporation

  Neither the adoption of the Plan nor any action of the Board or the Committee pursuant to the Plan shall be deemed to give any employee, consultant or Non-Employee Director any right to be granted a stock option (with or without cash payment rights) or to be awarded restricted shares under the Plan. Nothing in the Plan, in any stock option, in cash payment rights granted under the Plan, in any restricted share award under the Plan or in any agreement providing for any of the foregoing shall confer any right to any employee to continue in the employ of the Corporation or any Subsidiary or any consultant or Non-Employee Director to continue as a consultant or Non-Employee Director of the Corporation or interfere in any way with the rights of the Corporation or any Subsidiary to terminate the employment of any employee or relationship with a consultant at any time or with the rights of the shareholders of the Corporation or the Board to elect and remove Non-Employee Directors.

                                  SECTION 10

                                   Amendment

  The right to amend the Plan at any time and from time to time and the right to revoke or terminate the Plan are hereby specifically reserved to the Board; provided that no amendment of the Plan shall be made without shareholder approval (1) if the effect of the amendment is (a) to make any changes in the class of employees eligible to receive incentive stock options under the Plan, (b) to increase the number of shares with respect to which incentive stock options may be granted under the Plan or (2) if shareholder approval of the amendment is at the time required (a) by the rules of the NASDAQ National Market System or any stock exchange on which the Common Stock may then be listed or (b) for stock options granted under the Plan to qualify as "performance based compensation" as then defined in the regulations under
Section 162(m) of the Code. No alteration, amendment, revocation or termination of the Plan shall, without the written consent of the holder of a stock option, cash payment rights or restricted shares theretofore awarded under the Plan, adversely affect the rights of such holder with respect thereto.

                                  SECTION 11

                      Effective Date and Duration of Plan

  The effective date and date of adoption of the Plan shall be September 29, 2000, the date of adoption of the Plan by the Board, provided that such adoption of the Plan by the Board is approved by a majority of the votes cast at a duly held meeting of shareholders held on or prior to September 28, 2001 at which a quorum representing a majority of the outstanding voting stock of the Corporation is, either in person or by proxy, present and voting. No stock option granted under the Plan may be exercised, and no restricted shares may be awarded until after such approval. No stock option or cash payment rights may be granted and no restricted shares may be awarded under the Plan subsequent to September 29, 2010.

                                  SECTION 12

                                  Withholding

  Income or employment taxes may be required to be withheld by the Corporation or a Subsidiary in connection with the exercise of a stock option, upon a "disqualifying disposition" of the shares acquired upon exercise of an incentive stock option, at the time restricted shares are granted or vest or upon the receipt by the grantee of cash in payment of cash payment rights or dividends, if any, on restricted stock which has not vested. To the extent required by applicable Federal, state, local or foreign law, the grantee shall make arrangements satisfactory to the Corporation, in its discretion for the satisfaction of any withholding tax obligations that arise in connection with the Plan. The Corporation shall not be required to issue any Common Stock or make any cash payment under the Plan until such obligations are satisfied.

                                Respironics, Inc.
                             1501 Ardmore Boulevard
                             Pittsburgh, PA  15221

               Annual Meeting of Shareholders, November 16, 2000


     Gerald E. McGinnis, James W. Liken and Dorita A. Pishko, or any of them, are hereby appointed proxies with full power of substitution, to vote the shares of the shareholder(s) named on the reverse side hereof at the Annual Meeting of Shareholders of Respironics, Inc. to be held at Two Mellon Bank Center in the Auditorium on the Tenth Floor, at 501 Grant Street, Pittsburgh, Pennsylvania, on November 16, 2000 and at any adjournment thereof, as directed hereon, and in their discretion to vote and act upon any other matters as may properly come before this meeting.

                          (Continued on reverse side)


                           /\ FOLD AND DETACH HERE /\

Unless you attend and vote in person, you MUST sign and return your proxy in order to have your shares voted at the meeting.

                                                  Please mark
                                                  your votes as
                                                  indicated in       X
                                                  this example

1. Election of Directors.
   NOMINEES: James H. Hardie, Joseph C. Lawyer, and Sean McDonald to the class of 2003.

             FOR all nominees                  WITHHOLD AUTHORITY
           (listed above except                 to vote for all
             as marked to the                nominees listed above
                 contrary)

                  [    ]                               [    ]

                                               FOR   AGAINST  ABSTAIN

2. To approve the adoption of the
   Respironics, Inc. 2000 Stock
   Incentive Plan                              [ ]     [ ]      [ ]


3. To ratify the selection of Ernst
   & Young LLP as independent public
   accountants for the fiscal year
   ending June 30, 2001.                       [ ]     [ ]      [ ]


(Instruction: To withhold authority to vote for any nominee, write that nominee's name in the space provided below.)

_______________________________________________________________________________


________ This proxy is solicited on behalf of the Board of Directors and will be voted as as specified. A vote FOR the election of nominees listed includes discretionary authority to vote for a substitute if any nominee is unable to serve or for good cause will not serve

          Date: ___________________________________________, 2000

          _____________________________________________________________________

          _____________________________________________________________________

          Shareholder(s) signature should correspond to the name(s) shown hereon. (Executors, Administrators, Trustees, etc. should so indicate when signing.)

PLEASE SIGN, DATE AND MAIL YOUR PROXY TODAY!

                           /\ FOLD AND DETACH HERE /\